THE JONES FINANCIAL COMPANIES, L.L.L.P.

TWENTY-THIRD

AMENDED AND RESTATED

AGREEMENT OF REGISTERED

LIMITED LIABILITY LIMITED PARTNERSHIP

Dated as of November 5, 2025

Table of Contents

Page

ARTICLE ONE	DEFINED TERMS	3

ARTICLE TWO	CONTINUATION, NAME AND OFFICE, PURPOSES, TERM AND DISSOLUTION, REGISTERED AGENT, AMENDMENT TO CERTIFICATE OF LIMITED PARTNERSHIP	12

2.1	Continuation	12
2.2	Name, Place of Business and Office	12
2.3	Purposes	12
2.4	Term and Dissolution	13
2.5	Registered Office and Agent.	13
2.6	Amendment to Certificate of Limited Partnership	13

ARTICLE THREE	PARTNERS, CAPITAL AND JV FINANCIAL ADVISORS	13

3.1	General Partners	13
3.2	Admission of Additional General Partners	14
3.3	Limited Partners and Payments to Class A Limited Partners	14
3.4	Admission of Class A Limited Partners, Class B Limited Partners, Subordinated Limited Partners and Profits Interest Holders	15
3.5	Partnership Capital	15
3.6	Liability of Class A Limited Partners, Class B Limited Partners, Subordinated Limited Partners and Profits Interest Holders	16
3.7	Participation in Partnership Business by Class A Limited Partners, Class B Limited Partners, Subordinated Limited Partners and Profits Interest Holders	16
3.8	Priority Among Class A Limited Partners, Class B Limited Partners, Profits Interest Holders, Service Partners, Subordinated Limited Partners and General Partners	16
3.9	Service Partners and JV Financial Advisors	17

ARTICLE FOUR	RIGHTS, POWERS AND DUTIES OF THE GENERAL PARTNERS	18

4.1	Authorized Acts; Management and Control	18
4.2	Restrictions on Authority of the Managing Partner and Enterprise Leadership Team	20
4.3	Removal or Dismissal of General Partners	21
4.4	Enterprise Leadership Team	22
4.5	Guaranteed Payment; Time and Effort; Independent Activities	23
4.6	Duties and Obligations of the Managing Partner	24
4.7	Appointment and Removal or Dismissal of the Managing Partner; Term Limit of Managing Partner	24
4.8	Dealing with an Affiliate	25
4.9	General Partners’ Responsibility	25
4.10	Responsibilities of Partnership Leaders	25
4.11	Committees	26

ARTICLE FIVE	MEETINGS AND VOTING OF GENERAL PARTNERS	26

5.1	Meetings of General Partners; Voting at Such Meetings	26
5.2	Percentage of Voting Power for Partnership Decisions	26
5.3	Robert’s Rules to Govern	27
5.4	Consent of General Partners in Lieu of a Meeting	27

ARTICLE SIX	EVENT OF WITHDRAWAL OF A PARTNER	27

6.1	Voluntary Event of Withdrawal	27
6.2	Mandatory Withdrawal	27
6.3	Return of Capital and Redemption of Interest	28
6.4	Death of a Class A Limited Partner, Class B Limited Partner or Subordinated Limited Partner	30
6.5	Death or Disability of a General Partner	31
6.6	Restriction on Capital Contribution Return	32
6.7	Liability of a Withdrawn General Partner	32
6.8	Effect of Event of Withdrawal	33
6.9	Redemption of Service Partner Interest	33
6.10	Redemption of Profits Interests	33
6.11	Suspension Events	34

ARTICLE SEVEN	TRANSFERABILITY OF PARTNER INTERESTS	35

7.1	Restrictions on Transfer	35
7.2	Substituted Limited Partners	35

ARTICLE EIGHT	DISTRIBUTIONS AND ALLOCATIONS, LIABILITY OF GENERAL PARTNERS	35

8.1	Allocation of Net Income or Net Loss	36
8.2	Distributions	38
8.3	Distribution of Frozen Appreciation Amount	40
8.4	Sale of Assets to Third Party	41
8.5	Other Sales or Dispositions to Third Party	41
8.6	Allocations for Capital Account Purposes and Tax Purposes	42
8.7	Liability of General Partners	46

ARTICLE NINE	BOOKS, RECORDS AND REPORTS, ACCOUNTING, TAX ELECTIONS, ETC	46

9.1	Books, Records and Reports	46
9.2	Bank Accounts	47
9.3	Depreciation and Tax Elections	47
9.4	PTET Regime	48

ARTICLE TEN	LIABILITY; INDEMNIFICATION	49

10.1	Liability of General Partners	49

10.2	Exculpation	50
10.3	Indemnification by Partnership	50
10.4	Indemnification by General Partners	50
10.5	Control of Defense	51
10.6	Effect of Future Amendments to Partnership Agreement	51
10.7	Expenses; Certain Limitations	51
10.8	Non-Exclusivity	52
10.9	Insurance	52
10.10	Settlement	53

ARTICLE ELEVEN	ARBITRATION AND CLASS WAIVER	53

11.1	Arbitration	53
11.2	Individual Arbitration, Waiver of Class and Collective Claims, and Representative Actions	57
11.3	Statute of Limitations	57
11.4	Other Agreements	57
11.5	Severability	58

ARTICLE TWELVE	GENERAL PROVISIONS	58

12.1	Appointment of Attorneys-in-Fact	58
12.2	Word Meanings	59
12.3	Binding Provisions	59
12.4	Applicable Law	59
12.5	Counterparts	59
12.6	Entire Agreement	59
12.7	Separability of Provisions	59
12.8	Representations	60
12.9	Section Titles	60
12.10	Partition	60
12.11	No Third-Party Beneficiaries	60
12.12	Amendments	60
12.13	Revocable Trusts	60
12.14	Cooperation	61

THE JONES FINANCIAL COMPANIES, L.L.L.P.

(a Missouri Registered Limited Liability Limited Partnership)

TWENTY-THIRD

AMENDED AND RESTATED

AGREEMENT OF REGISTERED

LIMITED LIABILITY LIMITED PARTNERSHIP

THIS TWENTY-THIRD AMENDED AND RESTATED AGREEMENT OF REGISTERED LIMITED LIABILITY LIMITED PARTNERSHIP of The Jones Financial Companies, L.L.L.P. entered into as of this 5th day of November, 2025, by and among the Managing Partner, both as a General Partner and as the Attorney-In-Fact for all of the other Partners.

W I T N E S S E T H:

WHEREAS, the Partnership was formed as a limited partnership under the Missouri Revised Uniform Limited Partnership Act pursuant to an Agreement and Certificate of Limited Partnership dated June 5, 1987;

WHEREAS, the Partnership filed on July 15, 1987 its Amended and Restated Agreement and Certificate of Limited Partnership dated July 15, 1987 (the “Restated Agreement”);

WHEREAS, the Partnership filed on August 28, 1987, November 16, 1987, August 5, 1988, August 29, 1988, January 31, 1989, March 21, 1989 and August 10, 1989 its Amendments No. 1, 2, 3, 4, 5, 6 and 7 respectively, to its Restated Agreement;

WHEREAS, the Partnership filed on June 22, 1989 its Partner List as of May 31, 1989;

WHEREAS, the Restated Agreement as amended is hereinafter referred to as the “First Restated Agreement”;

WHEREAS, the First Restated Agreement was amended and restated in its entirety pursuant to a Second Amended and Restated Agreement and Certificate of Limited Partnership dated as of January 31, 1990 (the “Second Restated Agreement”);

WHEREAS, the Missouri Revised Uniform Limited Partnership Act was amended in August of 1990 and no longer requires certain information in certificates of limited partnership (filed with the Secretary of State) and now requires corresponding amendments to be made to agreements of limited partnership;

WHEREAS, the Partnership desired that the aforesaid Second Restated Agreement become two separate documents, namely a Third Amended and Restated Agreement of Limited Partnership (the “Third Restated Agreement”) and a separate restated Certificate of Limited Partnership;

WHEREAS, the Second Restated Agreement was amended and restated in its entirety pursuant to said Third Restated Agreement dated as of January 31, 1991;

WHEREAS, the Third Restated Agreement was amended and restated in its entirety pursuant to the Fourth Amended and Restated Agreement of Limited Partnership (the “Fourth Restated Agreement”) dated as of January 1, 1993;

WHEREAS, the Fourth Restated Agreement was amended and restated in its entirety pursuant to the Fifth Amended and Restated Agreement of Limited Partnership (the “Fifth Restated Agreement”) dated as of May 24, 1993;

WHEREAS, the Fifth Restated Agreement was amended and restated in its entirety pursuant to the Sixth Amended and Restated Agreement of Limited Partnership (the “Sixth Restated Agreement”) dated as of October 1, 1993;

WHEREAS, the Sixth Restated Agreement was amended and restated in its entirety pursuant to the Seventh Amended and Restated Agreement of Limited Partnership (the “Seventh Restated Agreement”) dated as of August 31, 1996;

WHEREAS, the Seventh Restated Agreement was amended and restated in its entirety to register the Partnership as a registered limited liability partnership pursuant to the Eighth Amended and Restated Agreement of Limited Partnership (the “Eighth Restated Agreement”) dated as of November 1, 1996;

WHEREAS, the Partnership filed as of February 26, 1998 an Amendment to the Certificate of Limited Partnership changing the Partnership’s name from The Jones Financial Companies, L.P., LLP to The Jones Financial Companies, L.L.L.P.;

WHEREAS, the Eighth Restated Agreement was amended and restated in its entirety pursuant to the Ninth Amended and Restated Agreement of Registered Limited Liability Limited Partnership (the “Ninth Restated Agreement”) dated as of April 1, 1998;

WHEREAS, the Ninth Restated Agreement was amended and restated in its entirety pursuant to the Tenth Amended and Restated Agreement of Registered Limited Liability Limited Partnership (the “Tenth Restated Agreement”) dated as of February 25, 1999;

WHEREAS, the Tenth Restated Agreement was amended and restated in its entirety pursuant to the Eleventh Amended and Restated Agreement of Registered Limited Liability Limited Partnership (the “Eleventh Restated Agreement”) dated as of May 23, 2000;

WHEREAS, the Eleventh Restated Agreement was amended and restated in its entirety pursuant to the Twelfth Amended and Restated Agreement of Registered Limited Liability Limited Partnership (the “Twelfth Restated Agreement”) dated as of June 15, 2001;

WHEREAS, the Twelfth Restated Agreement was amended and restated in its entirety pursuant to the Thirteenth Amended and Restated Agreement of Registered Limited Liability Limited Partnership (the “Thirteenth Restated Agreement”) dated as of February 11, 2003;

WHEREAS, the Thirteenth Restated Agreement was amended and restated in its entirety pursuant to the Fourteenth Amended and Restated Agreement of Registered Limited Liability Limited Partnership (the “Fourteenth Restated Agreement”) dated as of January 1, 2004;

WHEREAS, the Fourteenth Restated Agreement was amended and restated in its entirety pursuant to the Fifteenth Amended and Restated Agreement of Registered Limited Liability Limited Partnership (the “Fifteenth Restated Agreement”) dated as of May 14, 2004;

WHEREAS, the Fifteenth Restated Agreement was amended and restated in its entirety pursuant to the Sixteenth Amended and Restated Agreement of Registered Limited Liability Limited Partnership (the “Sixteenth Restated Agreement”) dated as of May 12, 2006;

WHEREAS, the Sixteenth Restated Agreement was amended and restated in its entirety pursuant to the Seventeenth Amended and Restated Agreement of Registered Limited Liability Limited Partnership (the “Seventeenth Restated Agreement”) dated as of March 26, 2010;

WHEREAS, the Seventeenth Restated Agreement was amended and restated in its entirety pursuant to the Eighteenth Amended and Restated Agreement of Registered Limited Liability Limited Partnership (the “Eighteenth Restated Agreement”) dated as of November 26, 2010;

WHEREAS, the Eighteenth Restated Agreement was amended and restated in its entirety pursuant to the Nineteenth Amended and Restated Agreement of Registered Limited Liability Limited Partnership (the “Nineteenth Restated Agreement”) dated as of June 6, 2014;

WHEREAS, the Nineteenth Restated Agreement was amended and restated in its entirety pursuant to the Twentieth Amended and Restated Agreement of Registered Limited Liability Limited Partnership (the “Twentieth Restated Agreement”) dated as of August 6, 2018;

WHEREAS, the Twentieth Restated Agreement was amended and restated in its entirety pursuant to the Twenty-First Amended and Restated Agreement of Registered Limited Liability Limited Partnership (the “Twenty-First Restated Agreement”) dated as of September 1, 2021;

WHEREAS, the Twenty-First Restated Agreement was amended and restated in its entirety pursuant to the Twenty-Second Amended and Restated Agreement of Registered Limited Liability Partnership (the “Twenty-Second Restated Agreement”) dated August 15, 2023; and

WHEREAS, the parties now desire to amend and restate said Twenty-Second Restated Agreement in its entirety pursuant to this Twenty-Third Amended and Restated Agreement of Registered Limited Liability Limited Partnership (the “Twenty-Third Restated Agreement”).

NOW, THEREFORE, pursuant to the terms, covenants and conditions set forth herein and the mutual promises contained herein, the parties hereto agree as follows:

ARTICLE ONE DEFINED TERMS

The defined terms used in this Agreement shall have the meanings specified below:

“Adjusted Capital Account Deficit” shall have the meaning set forth in Section 8.6A(ii)(a).

“Affiliate” of a specified person means any Person (a) who directly or indirectly controls, is controlled by, or is under common control with the specified Person; (b) who owns or controls ten percent (10%) or more of the specified Person’s outstanding voting securities or equity interests; (c) in whom such specified Person owns or controls ten percent (10%) or more of the outstanding voting securities or equity interests; (d) who is a director, partner, manager, officer or trustee of the specified Person; or (e) in whom the specified Person is a director, partner, manager, officer or trustee.

“Aggregate Profits Interest” means, in respect of each Profits Interest Holder, all of the rights of such Profits Interest Holder (in such capacity) under this Agreement, the Profits Interest Subscription Agreement(s) with respect to the Profits Interest(s) of such Profits Interest Holder, the Missouri Limited Partnership Act, and the Missouri Partnership Act, including the rights of such Profits Interest Holder under this Agreement to allocations and distributions of Net Income, and allocations of Profits, Losses and items of income, gain, loss and deduction of the Partnership.

“Agreement” means this Twenty-Third Amended and Restated Agreement of Registered Limited Liability Limited Partnership, as amended from time to time.

“Appointment Date” shall have the meaning set forth in Section 4.7C.

“Capital Account” means an account established by the Partnership and maintained for each Partner in accordance with IRC Section 704(b) and the Regulations thereunder and the following provisions:

(i)
Each Partner’s Capital Account shall be increased by the amount of cash and the initial 704(b) Book Value of any property contributed to the capital of the Partnership by such Partner pursuant to this Agreement, such Partner’s share of Profits and any items of income or gain that are specially allocated to such Partner pursuant to Section 8.6A, and the amount of any Partnership liabilities that such Partner is considered to assume or take subject to.
(ii)
Each Partner’s Capital Account shall be decreased by the amount of cash and the 704(b) Book Value of any Partnership property distributed to such Partner pursuant to this Agreement, such Partner’s share of Losses and any items of loss or deduction that are specially allocated to such Partner pursuant to Section 8.6A, and the amount of any liabilities of such Partner that the Partnership is considered to assume or take subject to.
(iii)
In the event any interest in the Partnership is transferred in accordance with the terms of this Agreement, the transferee shall succeed to the Capital Account of the transferor to the extent it relates to the transferred interest.
(iv)
It is the intention of the Partners that the Capital Accounts of the Partners be maintained in accordance with IRC Section 704(b) and the Regulations thereunder, and this definition of “Capital Account” shall be interpreted consistently therewith. In furtherance of the foregoing, and for the avoidance of doubt, a Partner’s Capital Account shall not be adjusted by allocations to such Partner of Net Income or Net Loss or any other income or loss of the Partnership as computed on the basis of GAAP.
(v)
If the Managing Partner determines that it is necessary or appropriate to modify the manner in which the Capital Accounts, or any debits or credits thereto, are computed in order to comply with IRC Section 704(b) or the Regulations thereunder, or to give effect to the respective economic rights and obligations of the Partners as set forth in this Agreement, the Managing Partner may make such modification.

“Capital Contribution” means, with respect to each General Partner, Class A Limited Partner, Class B Limited Partner and Subordinated Limited Partner, the total amount of cash or property (including the proceeds of any loans made by the Partnership to such Partner), contributed as equity to the Partnership by such Partner in respect of such Partner’s interest as a General Partner, Class A Limited Partner, Class B Limited Partner or Subordinated Limited Partner, respectively, pursuant to the terms of this Agreement, as adjusted to include the amount of any allocated Net Income retained by the Partnership pursuant to Section 8.2A(i)(e)(2) and credited as a Capital Contribution of such Partner in respect of such interest, and as further adjusted to take into account the amount of all Net Loss allocated to the account of such Partner in respect of such interest and any withdrawal or return of any part of such Partner’s Capital Contribution in respect of such interest in accordance with this Agreement. The Capital Contributions of the General Partners, Class A Limited Partners, Class B Limited Partners and Subordinated Limited Partners shall be reflected in the books and records of the Partnership. For clarity, in no circumstances will a Service Partner or Profits Interest Holder, in such capacity, have a Capital Contribution.

“Certificate of Limited Partnership” means the document, as amended or restated from time to time, filed as a certificate of limited partnership under the Missouri Limited Partnership Act.

“Claim” shall have the meaning set forth in Section 10.2.

“Class A Limited Partner” means a Person whose name is set forth in the books and records of the Partnership as being a Class A Limited Partner, and any other Person who becomes a Class A Limited Partner of the Partnership as provided herein, in each case in such capacity. For avoidance of doubt, each Partner designated as a “Limited Partner” in the books and records of the Partnership prior to the date of the Twenty-Third Restated Agreement has been reclassified as a Class A Limited Partner and any interest held by such Partner as a “Limited Partner” prior to the date of the Twenty-Third Restated Agreement is reclassified as a Class A Limited Partner Interest.

“Class A Limited Partner Interest” means a Class A Limited Partner’s entire ownership interest in the Partnership in its capacity as a Class A Limited Partner.

“Class Action” shall have the meaning set forth in Section 11.2A.

“Class B Limited Partner” means a Person whose name is set forth in the books and records of the Partnership as being a Class B Limited Partner, and any other Person who becomes a Class B Limited Partner of the Partnership as provided herein, in each case in such capacity.

“Class B Limited Partner Interest” means a Class B Limited Partner’s entire ownership interest in the Partnership in its capacity as a Class B Limited Partner.

“Covered Person” shall have the meaning set forth in Section 10.2.

“Deferral Period” shall have the meaning set forth in Section 6.11.

“Dispute” shall have the meaning set forth in Section 11.1A.

“EDJ” shall mean Edward D. Jones & Co., L.P., a Missouri limited partnership.

“Enterprise Leadership Team” shall have the meaning set forth in Section 4.4A.

“Event of Withdrawal” means, as to a General Partner, the occurrence of death, adjudication of mental incompetence, bankruptcy, dissolution, or voluntary or involuntary withdrawal or removal from the Partnership (including retirement) as set forth in Section 6.1A or Section 6.2 hereto, or any other event of withdrawal set forth in the Missouri Limited Partnership Act.

“Excluded Claims” shall have the meaning set forth in Section 11.1B.

“Executive Officers” shall have the meaning set forth in Section 4.4A.

“FAA” shall have the meaning set forth in Section 11.1A.

“FINRA” means the Financial Industry Regulatory Authority, any successor agency, and where applicable, any predecessor agency, such as the National Association of Securities Dealers, Inc. or NASD.

“Fiscal Month” means the monthly accounting period used to prepare the Partnership’s monthly financial statements.

“Fiscal Year” means the fiscal year for the Partnership which shall be the calendar year or such other period as the Managing Partner determines.

“Frozen Appreciation Amount” means a General Partner’s share of the unrealized appreciation of certain real estate (the “Real Estate”) owned by EDJ Leasing Co., L.P., on the date such General Partner contributed the general partnership interest of such General Partner in EDJ Leasing Co., L.P., to the Partnership. The Frozen Appreciation Amount shall be maintained in the books and the records of the Partnership. The Real Estate currently consists of the land and improvements as shown on the books and records of the Partnership. Each year, as of December 31, if in the opinion of the Managing Partner there has been a material diminution in the value of the Real Estate, the Partnership shall appraise (to the extent not previously sold) the Real Estate and the shares of unrealized appreciation shall be appropriately and proportionately adjusted for each General Partner on the books of the Partnership. The unrealized appreciation per each separate tract of Real Estate as set forth on the books of the Partnership may never exceed the amount used in making the original calculation even if a given appraised value later exceeds such amount. When, as and if a given tract of Real Estate is sold, the unrealized appreciation then attributable to such tract of Real Estate shall no longer be included in the calculation of the Frozen Appreciation Amount on the books of the Partnership.

“GAAP” means United States generally accepted accounting principles, consistently applied.

“General Partner” means a Person whose name is set forth in the books and records of the Partnership as being a General Partner, and any other Person who becomes a General Partner of the Partnership as provided herein, in each case in such capacity.

“General Partner’s Adjusted Capital Contribution” means, with respect to each General Partner, the Capital Contribution of the General Partner plus all Net Income thereafter allocated to the account of the General Partner minus (a) all Net Loss thereafter allocated to the account of the General Partner, and (b) any cash or property thereafter distributed to (or for the benefit of) the General Partner. Payments of guaranteed payments or expenses to a General Partner by the Partnership shall not affect such General Partner’s Adjusted Capital Contribution. The adjustments described in this definition are without duplication of the adjustments described in the definition of Capital Contribution.

“General Partners’ Adjusted Capital Contributions” means, in the aggregate, all of the General Partners’ General Partner’s Adjusted Capital Contributions.

“General Partner Interest” means a General Partner’s entire ownership interest in the Partnership in its capacity as a General Partner.

“General Partner Majority Vote” means an affirmative vote of the General Partners holding a majority of the voting power of all the General Partners, where the voting power of each General Partner, as of a given time, is equal to the General Partner Percentage of such General Partner.

“General Partner Percentage” means a percentage determined by dividing a General Partner’s Adjusted Capital Contribution by the General Partners’ Adjusted Capital Contributions.

“Grantors” shall have the meaning set forth in Section 12.13.

“IRC” means the Internal Revenue Code of 1986, as amended from time to time.

“Joint Venture” means, with respect to one or more natural persons associated with EDJ, a joint venture by and between EDJ and such associated person(s) that is formed and operated pursuant to a joint venture agreement entered into by and between EDJ and such associated person(s), under which EDJ and such associated person(s) jointly engage in the business of providing securities and brokerage services, investment advisory services, insurance services, and any other service that may be offered by EDJ now or in the future to clients of EDJ, in each case as and to the extent such joint venture is designated as such by the Partnership.

“JV Financial Advisor” means a natural person associated with EDJ who is or becomes a party to a Joint Venture.

“Losses” shall have the meaning set forth in Section 8.6A(ii)(b).

“Managing Partner” shall have the meaning set forth in Section 4.1B.

“Managing Partner Term” shall have the meaning set forth in Section 4.7C.

“Mandatory Withdrawal Amount” shall have the meaning set forth in Section 6.2A.

“Mandatory Withdrawal Notice” shall have the meaning set forth in Section 6.2A.

“Missouri Limited Partnership Act” means the Missouri Revised Uniform Limited Partnership Act, as amended from time to time.

“Missouri Partnership Act” means the Missouri Uniform Partnership Law, as amended from time to time.

“Net Income” or “Net Loss” means, with respect to any fiscal period, the net income or the net loss plus, if applicable, the other comprehensive income or the other comprehensive loss of the Partnership, in each case, determined in accordance with GAAP modified to exclude the application of the Financial Accounting Standards Board Accounting Standards Codification No. 480. Notwithstanding the foregoing, for any Fiscal Year the Managing Partner, in their sole discretion, may adjust Net Income calculations relating to Client Intangibles as the Managing Partner determines in their sole discretion to be necessary or desirable. Such adjustments may include, without limitation, calculating Net Income to include items of expense, amortization, or other deduction relating to one or more Client Intangibles only as and when items of expense, amortization, or other deduction relating to such Client Intangibles are included in Profits and Losses or are recognized for U.S. federal income tax purposes, without regard to the treatment of such items of expense, amortization, or other deduction for purposes of GAAP. For purposes hereof, “Client Intangibles” means any intangible asset in the nature of goodwill that relates to actual or potential client or professional relationships attributable to, or arising in connection with the provision of securities and brokerage services, investment advisory services, insurance services, or any other service that may be offered by EDJ now or in the future to clients of EDJ, and any other similar client related intangible that has been designated as such by the Managing Partner in their sole discretion.

“Nonrecourse Deductions” shall have the meaning set forth in Section 8.6A(vi).

“Normalized GP Capital” means (a) for any Fiscal Year beginning before January 1, 2026, the General Partners’ Adjusted Capital Contributions as of the beginning of such Fiscal Year; and (b) for any subsequent Fiscal Year, the product of (i) 99% times (ii) the amount obtained by dividing (A) the General Partners’ Adjusted Capital Contributions as of the beginning of such Fiscal Year by (B) the Outstanding Percentage of Authorized GP Capital for such period. For avoidance of doubt, the Normalized GP Capital for any Fiscal Year shall be calculated solely at the beginning of such Fiscal Year and shall not be adjusted as a result of any changes in the General Partner Adjusted Capital Contributions that occur after the beginning of such Fiscal Year. The “Outstanding Percentage of Authorized GP Capital” as of the beginning of each Fiscal Year shall be determined by the Managing Partner in consultation with the Enterprise Leadership Team.

“Notice” means a writing, containing the information required by this Agreement to be communicated (a) to a Partner by: (i) personal delivery to the Partner, (ii) first class U.S. mail addressed to the Partner’s office at the Partnership or last known home residence as shown on the books of the Partnership, if sent from the United States, (iii) class of mail comparable to first class

United States mail addressed to the Partner’s office at the Partnership or last known home residence as shown on the books of the Partnership, if sent from a country other than the United States, (iv) e-mail to the Partner’s Partnership e-mail address, or (v) private express package delivery service addressed to the Partner’s office at the Partnership or last known home residence as shown on the books of the Partnership; or (b) to the Partnership to the Chief Legal Officer or the Chief Financial Officer by either (i) first class U.S. mail or, if mailed outside the United States mailed by class of mail comparable to first class United States mail; or (ii) commercial overnight or private express package delivery service.

“Notional Capital Contribution” means, with respect to a Profits Interest, a dollar amount designated for a Fiscal Year (or other applicable period) of such Profits Interest, as determined in the discretion of the Managing Partner and set forth in the Profits Interest Subscription Agreement pursuant to which such Profits Interest is issued. For clarity, in no circumstances at or following the issuance of a Profits Interests will the Notional Capital Contribution designated with respect to such Profits Interest be treated in whole or in part as a Capital Contribution (with respect to any Class A Limited Partner, Class B Limited Partner or Subordinated Limited Partner) or a General Partner’s Adjusted Capital Contribution (with respect to any General Partner) nor shall any such Notional Capital Contribution be credited to or otherwise construed as forming a part of any Partner’s Capital Account.

“PAGA” shall have the meaning set forth in Section 11.1B.

“Partner” means any General Partner, Class A Limited Partner, Class B Limited Partner, Subordinated Limited Partner, Service Partner or Profits Interest Holder.

“Partnership” means the limited partnership (originally formed as a limited partnership which is now registered as a registered limited liability limited partnership) continued by this Agreement by the parties hereto, as said limited partnership may from time to time be constituted.

“Party” shall have the meaning set forth in Section 11.1A.

“Person” means a natural person, partnership, limited partnership (domestic or foreign), limited liability partnership, limited liability limited partnership, limited liability company, trust, estate, association, corporation, or other form of entity.

“Post-Recapitalization Aggregate Variable Return” means, for any Fiscal Year or portion thereof beginning on or after the Recapitalization Date, an amount equal to the product of (a) the Net Income for such period remaining after application of Sections 8.1A(i) through (iv) times (b) a percentage derived by the following formula: (i) 50% of the Post-Recapitalization Variable Capital Base divided by (ii) the sum of (A) 50% of the Post-Recapitalization Variable Capital Base plus (B) the General Partners’ Adjusted Capital Contributions.

“Post-Recapitalization Variable Capital Base” means for any Fiscal Year or portion thereof beginning on or after the Recapitalization Date, the sum of the Capital Contributions of the Class B Limited Partners and the Subordinated Limited Partners and the Total Notional Capital Contributions of Profits Interest Holders, in each case as of the beginning of such period. Notwithstanding the foregoing and any contrary provision of any Subscription Agreement, for purposes of this definition, the Notional Capital Contributions of each Profits Interest issued before the Recapitalization Date shall be deemed to equal the amount that is 55% of the Notional Capital Contributions otherwise attributable to such interest.

“Premium” shall have the meaning set forth in Section 8.4D.

“Proceeds of Liquidation” shall have the meaning set forth in Section 8.2B(i).

“Profits” shall have the meaning set forth in Section 8.6A(ii)(b).

“Profits Interest” means, with respect to a Profits Interest Holder, a limited partnership profits interest in the Partnership, which shall represent, for the applicable Fiscal Year of such Profits Interest, a right to allocations and distributions of Net Income in amounts calculated based on the Notional Capital Contribution designated for such Fiscal Year, and to allocations of Profits, Losses and items of income, gain, loss and deduction of the Partnership, in each case, as determined under this Agreement.

“Profits Interest For Tax Purposes” means a “profits interest,” as that term is used in IRS Revenue Procedures 93-27 and 2001-43, or, to the extent superseded by proposed regulations referenced in IRS Notice 2005-43 or by any other duly issued superseding rules, then as the term is described therein. Following the promulgation, if any, of final regulations or other guidance by the Treasury Department and Internal Revenue Service regarding the tax consequences associated with partnership interests issued in connection with the performance of services, the Partnership is authorized and directed, at the discretion of the Managing Partner, to elect to have the liquidation value safe harbor contemplated by Proposed Regulations Section 1.83-3(l), and by the revenue procedure contemplated by IRS Notice 2005-43 (or any other safe harbor or other similar provision set forth in the applicable regulations or other guidance), to apply irrevocably with respect to the Partnership and any Profits Interest.

“Profits Interest Holder” means a Person whose name is set forth in the books and records of the Partnership as being a Profits Interest Holder, and any other Person who becomes a Profits Interest Holder of the Partnership as provided herein, in each case in their capacity as such.

“Profits Interest Subscription Agreement” shall have the meaning set forth in Section 3.4C.

“PTET” means any U.S. state or local “pass-through entity tax,” as determined by the Managing Partner.

“PTET Payment” has the meaning set forth in Section 9.4.

“PTET Regime” has the meaning set forth in Section 4.6B.

“Recapitalization Date” means the first date on which Class B Limited Partner Interests are issued; provided, however, that if the Recapitalization Date is on the first business day of a calendar month and such date is not the first calendar day of such month, the Recapitalization Date shall instead be the first calendar day of that month unless otherwise determined by the Managing Partner; provided, however, that the Recapitalization Date shall in no event be before January 1, 2027.

“Regulations” shall mean the final and temporary Income Tax Regulations promulgated under the IRC, as such regulations may be amended from time to time (including corresponding provisions of succeeding regulations).

“Requested Withdrawal Amount” shall have the meaning set forth in Section 6.1B.

“Revised Partnership Audit Procedures” means the provisions of Subchapter C of Subtitle A, in chapter 63 of the IRC, as amended by P.L.114-74, the Bipartisan Budget Act of 2015 (together with any subsequent amendments thereto, Regulations promulgated thereunder, and published administrative interpretations thereof) or any similar procedures established by a state or local taxing authority.

“Sale” shall have the meaning set forth in Section 8.4A.

“Securities Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Service Partner” means a Person whose name is set forth in the books and records of the Partnership as being a Service Partner, and any other Person who becomes a Service Partner of the Partnership as provided herein, in each case in their capacity as such.

“Service Partner Distribution Policy” means such policy or policies of the Partnership or any of its Affiliates setting forth the terms and conditions upon which certain amounts determined by reference to, and dependent upon, the profitability of the Partnership shall be distributable to the Service Partners, as such policy or policies may be adopted or amended from time to time.

“Service Partner Documents” shall have the meaning set forth in Section 3.9A.

“Service Partner Interest” means, in respect of each Service Partner, all of the rights of such Service Partner (in such capacity) under this Agreement, the Missouri Limited Partnership Act, and the Missouri Partnership Act, including the rights of such Service Partner under this Agreement to allocations of Net Income pursuant to the Service Partner Net Income Allocation Policy, distributions pursuant to the Service Partner Distribution Policy and allocations of Profits, Losses and items of income, gain, loss and deduction of the Partnership.

“Service Partner Net Income Allocation Policy” means such policy of the Partnership setting forth the terms and conditions upon which Service Partners may receive an allocation of Net Income to offset specified marginal costs incurred by Service Partners related to the Service Partner Distribution Policy to achieve the intended economics for all partner classes, as such policy may be adopted or amended from time to time.

“Subordinated Limited Partner” means a Person whose name is set forth in the books and records of the Partnership as being a Subordinated Limited Partner, and any other Person who becomes a Subordinated Limited Partner of the Partnership as provided herein, in each case in their capacity as such.

“Subordinated Limited Partner Reduced Amount” shall have the meaning set forth in Section 8.1B.

“Suspension Event” means the occurrence of one or more of the following: (i) a Partner (in such capacity or otherwise) materially breaches the terms of this Agreement or any other agreement between the Partner (in such capacity or otherwise) and the Partnership or any of its Affiliates, (ii) a Partner (in such capacity or otherwise) breaches any fiduciary duty owed to the Partnership or otherwise fails to act in good faith on behalf of the Partnership or any of its Affiliates and in the best interests of the Partnership, or (iii) a Partner (in such capacity or otherwise) engages in any other gross negligence, malpractice or willful misconduct that gives rise to one or more actual or potential claims, demands, actions, suits, investigations or proceedings by the Partnership or any of its Affiliates against such Partner.

“Terminating Redemption” shall have the meaning set forth in Section 6.10A.

“Total Notional Capital Contribution” means, with respect to a Profits Interest Holder, for any Fiscal Year (or other applicable period), the sum of the Notional Capital Contributions of all outstanding Profits Interests (whether vested or unvested) held by such Profits Interest Holder for such Fiscal Year (or other applicable period).

“Trusts” shall have the meaning set forth in Section 12.13.

“Valuation Date” means the last day of each Fiscal Month.

“Voluntary Withdrawal Notice” shall have the meaning set forth in Section 6.1B.

“704(b) Book Value” shall have the meaning set forth in Section 8.6A(ii)(c).

ARTICLE TWO CONTINUATION, NAME AND OFFICE, PURPOSES,
TERM AND DISSOLUTION, REGISTERED AGENT,
Amendment to Certificate of Limited Partnership

2.1
Continuation.

The parties hereto hereby continue the Partnership as a registered limited liability limited partnership pursuant to the provisions of the Missouri Limited Partnership Act and the Missouri Partnership Act.

2.2
Name, Place of Business and Office.

The Partnership shall be conducted under the name of “The Jones Financial Companies, L.L.L.P.”. The principal office and place of business shall be 12555 Manchester Road, Des Peres, Missouri 63131. The General Partners, by General Partner Majority Vote, may at any time change the location of such principal office. Notice of any such change shall be given to the Partners on or before the date of any such change.

2.3
Purposes.

The purposes of the Partnership shall be to act as a limited partner in EDJ, to act as a general partner, limited partner, guarantor, stockholder, member or holding partnership for any other limited partnership, general partnership, limited liability partnership, limited liability limited partnership, limited liability company, corporation or other entity, to engage in any such other activities or purposes as may be appropriate and necessary to carry out the business of the Partnership, and to engage in such other activities as may be approved by a General Partner Majority Vote.

2.4
Term and Dissolution.
A.
The Partnership shall continue in full force and effect until December 31, 2199, or until dissolution prior thereto upon the happening of any of the following events:
(i)
the sale of all of the assets of the Partnership;
(ii)
an Event of Withdrawal of a General Partner if no General Partner remains; or
(iii)
the dissolution of the Partnership by a General Partner Majority Vote.
B.
Upon dissolution of the Partnership, the General Partners shall cause the cancellation of the Partnership’s Certificate of Limited Partnership, liquidate the Partnership’s assets and apply and distribute the proceeds thereof in accordance with Section 8.2B hereof.
2.5
Registered Office and Agent.

The name and address of the Registered Agent and Registered Office for service of process on the Partnership are as set forth in the Certificate of Limited Partnership.

2.6
Amendment to Certificate of Limited Partnership.

The Certificate of Limited Partnership shall be amended within thirty days of the admission or withdrawal of a General Partner.

ARTICLE THREE PARTNERS, CAPITAL AND JV Financial Advisors

3.1
General Partners.
A.
The name, last known mailing address and current Capital Contribution and the General Partner’s Adjusted Capital Contribution of each General Partner are reflected in the books and records of the Partnership.
B.
Any General Partner, in addition to being a General Partner, may also be or become, by complying with the provisions of Sections 3.4 or 3.9 hereof, as applicable, a Class A Limited Partner, a Class B Limited Partner, a Subordinated Limited Partner, a Profits Interest Holder and/or a Service Partner. In such event, said General Partner shall have all the rights and powers and be subject to all the restrictions of a General Partner, except that, in respect to such Partner’s Capital Contribution as a Class A Limited Partner, a Class B Limited Partner or a Subordinated Limited Partner, as the case may be, such Partner shall have the rights against the other Partners which such Partner would have had if such Partner were not also a General Partner.

C.
From time to time, the Managing Partner may require one or more General Partners to adjust their Capital Contributions as provided in Section 4.1B. Such adjusted Capital Contributions shall be made in such amount and manner and at such time as determined by the Managing Partner and the General Partner Percentages shall be appropriately adjusted. All such changes shall be reflected in the books and records of the Partnership.
3.2
Admission of Additional General Partners.
A.
The Managing Partner may at any time designate additional General Partners with such interest in the Partnership as the Managing Partner and such additional General Partners may agree upon. The additional General Partner shall make Capital Contributions to the Partnership in such manner and at such time as determined by the Managing Partner, and the General Partner Percentages shall be appropriately adjusted. All such changes shall be reflected in the books and records of the Partnership. The Managing Partner may admit additional General Partners to the Partnership at any time without the consent of any current Partner.
B.
Each additional General Partner shall agree, as a condition to becoming an additional General Partner, to be bound by the terms and provisions of this Agreement and any other agreement as deemed appropriate by the Managing Partner.
3.3
Limited Partners and Payments to Class A Limited Partners.
A.
Effective as of, and by virtue of, the execution of this Agreement, the Partnership has (i) reclassified each “Limited Partner” existing prior to the date of the Twenty-Third Restated Agreement as a “Class A Limited Partner”, and (ii) reclassified each interest held by existing Limited Partners prior to the date of the Twenty-Third Restated Agreement in their capacity as such as “Class A Limited Partner Interests”. There shall be four classes of limited partners, namely, Class A Limited Partners, Class B Limited Partners, Subordinated Limited Partners and Profits Interest Holders. The name, last known mailing address, current Capital Contribution of each Class A Limited Partner, Class B Limited Partner and Subordinated Limited Partner, and current Total Notional Capital Contribution of each Profits Interest Holder are reflected in the books and records of the Partnership. Any Class A Limited Partner may also be or become a Class B Limited Partner by complying with the provisions of Section 3.4. In such event, said Class A Limited Partner shall have all the rights and powers and be subject to all the restrictions of a Class A Limited Partner in respect of its Class A Limited Partner Interest (and any reference to Capital Contributions with respect thereto shall solely be with respect to the Capital Contributions in respect of such Class A Limited Partner Interest), and shall have all the rights and powers and be subject to all the restrictions of a Class B Limited Partner in respect of its Class B Limited Partner Interest (and any reference to Capital Contributions with respect thereto shall be solely in respect of the Capital Contributions with respect to such Class B Limited Partner Interests). Notwithstanding anything to the contrary, no Class B Limited Partner Interests shall be issued before January 1, 2027.
B.
Each Class A Limited Partner shall be paid 7-½ % per annum, on the principal amount of such Class A Limited Partner’s Capital Contribution. Such payments shall be made yearly or more frequently, as determined by the Managing Partner. All such payments shall be treated as guaranteed payments.
3.4
Admission of Class A Limited Partners, Class B Limited Partners, Subordinated Limited Partners and Profits Interest Holders.
A.
The Managing Partner is authorized to admit to the Partnership limited partners who may be admitted as Class A Limited Partners until the Recapitalization Date, as Class B Limited Partners from and after the Recapitalization Date, as Subordinated Limited Partners or as Profits Interest Holders.
B.
The Capital Contributions of the Class A Limited Partners, Class B Limited Partners and the Subordinated Limited Partners shall be made in such manner and at such time as determined by the Managing Partner. All such changes shall be reflected in the books and records of the Partnership.
C.
A Profits Interest Holder (in such capacity) shall not have a Capital Contribution nor any obligation to make payment of any Capital Contribution. A Profits Interest Holder shall be issued one or more Profits Interests in connection with such Profits Interest Holder’s admission to the Partnership and at such other times as determined by the Managing Partner. Each such issuance shall be made pursuant to a profits interest subscription agreement executed by such Profits Interest Holder and accepted by the Partnership, which agreement shall set forth such terms and conditions as deemed appropriate by the Managing Partner, with respect to such Profits Interest (each such agreement, a “Profits Interest Subscription Agreement”). As a condition to being admitted to the Partnership as a Profits Interest Holder and to being issued a Profits Interest, an individual shall be required (i) to perform services for, on behalf of, or for the benefit of the Partnership, whether in a capacity as a Partner, a JV Financial Advisor or an employee of EDJ; (ii) to be, or be simultaneously admitted as, a Class A Limited Partner, Class B Limited Partner or a Subordinated Limited Partner; and (iii) to comply with such other terms and conditions as set forth in this Agreement and in the Profits Interest Subscription Agreement with respect to such Profits Interest. Each Profits Interest of a Profits Interest Holder is intended to constitute a Profits Interest for Tax Purposes, and this Agreement shall be interpreted and applied in such manner as determined by the Managing Partner to give effect to such intent.
D.
Each Class A Limited Partner, Class B Limited Partner, Subordinated Limited Partner and Profits Interest Holder shall agree, as a condition to becoming a Class A Limited Partner, Class B Limited Partner, Subordinated Limited Partner or Profits Interest Holder, as the case may be, to be bound by the terms and provisions of this Agreement and any other agreements as deemed appropriate by the Managing Partner.
3.5
Partnership Capital.
A.
The total capital of the Partnership shall be the aggregate amount of the Capital Contributions of the General Partners, Class A Limited Partners, Class B Limited Partners and Subordinated Limited Partners as provided for herein.

B.
Except as provided herein, or as otherwise determined by the Managing Partner, no Partner shall be paid interest on any Capital Contribution to the Partnership.
C.
Except as otherwise provided herein, prior to dissolution of the Partnership, no General Partner, Class A Limited Partner, Class B Limited Partner or Subordinated Limited Partner shall have the right to demand the return of such Partner’s Capital Contribution. No such Partner shall have the right to demand and receive property other than cash in return for such Partner’s Capital Contribution.
D.
The General Partners shall have no personal liability for the repayment of the Capital Contribution of any Class A Limited Partner, Class B Limited Partner or Subordinated Limited Partner.
3.6
Liability of Class A Limited Partners, Class B Limited Partners, Subordinated Limited Partners and Profits Interest Holders.

Except as otherwise provided in this Agreement, a Class A Limited Partner, a Class B Limited Partner and a Subordinated Limited Partner shall only be liable to make the payment of the Capital Contribution of such Class A Limited Partner, Class B Limited Partner or such Subordinated Limited Partner, as the case may be. Except as provided in this Agreement or in the Missouri Limited Partnership Act, no Class A Limited Partner, Class B Limited Partner, Subordinated Limited Partner or Profits Interest Holder shall be liable for any obligations of the Partnership. After the Capital Contribution of a Class A Limited Partner, Class B Limited Partner or a Subordinated Limited Partner shall be paid to the Partnership, such Class A Limited Partner, Class B Limited Partner or Subordinated Limited Partner, as the case may be, shall not be required to make any further Capital Contribution or lend any funds to the Partnership, except as otherwise provided in this Agreement.

3.7
Participation in Partnership Business by Class A Limited Partners, Class B Limited Partners, Subordinated Limited Partners and Profits Interest Holders.

No Class A Limited Partner, Class B Limited Partner, Subordinated Limited Partner or Profits Interest Holder (in each case, except one who may also be a General Partner, and then only in such General Partner’s capacity as a General Partner) shall participate in or have any control over the Partnership business (except as required by law) or shall have any authority or right to act for or bind the Partnership. The Class A Limited Partners, Class B Limited Partners, Subordinated Limited Partners and Profits Interest Holders hereby consent to the exercise by the Managing Partner and the General Partners of the powers conferred on them by this Agreement.

3.8
Priority Among Class A Limited Partners, Class B Limited Partners, Profits Interest Holders, Service Partners, Subordinated Limited Partners and General Partners.

Priorities as between the Class A Limited Partners, the Class B Limited Partners, the Profits Interest Holders, the Service Partners, the Subordinated Limited Partners and the General Partners as to distributions are set forth in Article Eight hereof. Any payments pursuant to Section 3.3B treated as guaranteed payments shall take priority over all distributions set forth in Article Eight hereof.

3.9
Service Partners and JV Financial Advisors.
A.
The Managing Partner is authorized to admit to the Partnership any individual who is a Partner as a Service Partner. Such individual shall agree, as a condition to becoming and remaining a Service Partner, to be bound by the terms and provisions of such agreements and other documents as deemed appropriate by the Managing Partner (the “Service Partner Documents”). An individual shall cease to be a Service Partner upon the earlier of such time as (i) such individual is no longer a Partner, or (ii) the Partnership or any of its Affiliates, as applicable, or such individual terminates the Service Partner Documents applicable to such individual; provided, however, that notwithstanding anything to the contrary in this Agreement or the Service Partner Documents, the Managing Partner may cause any individual to cease to be a Service Partner effective as of any time, and, from and after such effective time, such individual shall cease to be a Service Partner for all purposes of this Agreement.
B.
Notwithstanding anything in this Agreement to the contrary, Section 3.6, Section 3.7, Article Four (other than Section 4.1B therein), Article Five, Article Six (other than Section 6.9 therein), Article Eight (other than Sections 8.1A(iii), 8.2A and 8.6 therein), and Article Ten shall not apply (i) to any Partner in such Partner’s capacity as a Service Partner or (ii) to any portion of the ownership interest of such Partner, as the case may be, in the Partnership, to the extent such ownership interest is attributable to the Service Partner Interest of such Partner.
C.
Except as otherwise provided in this Agreement, the Missouri Limited Partnership Act, or the Missouri Partnership Act, no Service Partner in such capacity shall be liable for the obligations of the Partnership. No Service Partner in such capacity shall have any personal liability for the repayment of the Capital Contribution of any General Partner, Class A Limited Partner, Class B Limited Partner or Subordinated Limited Partner.
D.
Each Service Partner shall devote the entire time, energy, skill, and ability of such Service Partner to the duties of performing services for, on behalf of, or for the benefit of the Partnership. Each Service Partner agrees not to use the name or property of the Partnership or any entity it owns for such Service Partner’s own private business or benefit, nor for any purpose whatsoever except those that may be incidental to the performance of services for, on behalf of, or for the benefit of the Partnership, nor shall any Service Partner use the name of the Partnership or any entity it owns for the use or accommodation of any other Person. A Service Partner (in such capacity) shall have no control over the business of the Partnership or any of its Affiliates, shall have no authority or right to act for or bind the Partnership or any of its Affiliates, and shall not incur any obligation in the name of the Partnership or any of its Affiliates, in each case, except as otherwise required or permitted pursuant to the policies of the Partnership or any of its Affiliates, as such policies may be adopted or amended from time to time.
E.
If any Service Partner incurs any expenses through usual and ordinary means of performing services for, on behalf of, or for the benefit of the Partnership, then such Service Partner must personally and individually pay, without reimbursement from the Partnership, such expenses, with the intention that the Service Partner should be entitled to deduct the same on such Service Partner’s personal income tax returns, as and to the extent permitted by applicable tax law.
F.
The Service Partner Interest of a Service Partner is intended to constitute a Profits Interest For Tax Purposes.
G.
A Service Partner (in such capacity) may receive a guaranteed payment with respect to a fiscal period of the Partnership for such Service Partner’s services during such fiscal period.
H.
In the event a Service Partner (in such capacity) has any financial obligation to the Partnership or any Affiliate of the Partnership, the Partnership may withhold from any distribution or payment that would otherwise be made by the Partnership to such Service Partner (in any capacity) and apply such withheld amount toward the satisfaction of such financial obligation. Any amount so withheld and applied in respect of such Service Partner shall be considered for all purposes of this Agreement as having been distributed or paid, as the case may be, to such Service Partner and thereupon remitted by such Service Partner to the Partnership or Affiliate of the Partnership, as the case may be, toward the satisfaction of the applicable financial obligation.
I.
Notwithstanding anything to the contrary in this Agreement or any of the Service Partner Documents, with respect to any Service Partner who is a JV Financial Advisor, such Service Partner shall not provide to clients of EDJ any securities or brokerage services, investment advisory services, insurance services, cash and lending solution services, financial planning offerings or any other service that may be offered by EDJ now or in the future to clients of EDJ in such Service Partner’s capacity as a Service Partner; rather, such Service Partner shall provide any such services solely in such Service Partner’s capacity as a natural person associated with EDJ and as a JV Financial Advisor, through the applicable Joint Venture(s) pursuant to the joint venture agreement(s) thereof and any related documents, subject in all respects to the supervision and control of EDJ pursuant to its obligations under applicable federal and state securities laws, and the rules of any exchange or registered securities association of which it is a member (as those terms are defined in the Securities Exchange Act).

ARTICLE FOUR RIGHTS, POWERS AND DUTIES OF THE GENERAL PARTNERS

4.1
Authorized Acts; Management and Control.
A.
Subject to the other provisions of this Agreement, the General Partners have the exclusive right to manage the business of the Partnership and are hereby authorized to take any action (including, but not limited to, the acts authorized by Section 4.1C below) of any kind and to do anything and everything in accordance with the provisions of this Agreement; provided, however, no General Partner shall have the power to bind the Partnership or to act on behalf of the Partnership in contract matters (including, without limitation, the buying or selling of stock, securities or commodities, the incurrence or guaranteeing of any debt or other obligation or the pledging any property of the Partnership) unless expressly authorized in writing by the Managing Partner or Enterprise Leadership Team.

B.
The Partnership shall have a managing Partner as determined in accordance with Section 4.7 (the “Managing Partner”). The Managing Partner shall serve as chairperson of the Enterprise Leadership Team. The Managing Partner shall have the absolute right (subject to the other provisions in this Agreement) to manage the business of the Partnership on behalf of the General Partners and is hereby authorized to take on behalf of the Partnership and the General Partners any action (including, but not limited to, the acts authorized by Section 4.1C below) of any kind and to do anything and everything in accordance with the provisions of this Agreement. The Managing Partner shall have all the rights, powers and duties usually vested in the managing partner of a partnership including the administration of the Partnership’s business and the determination of the Partnership’s business policies and shall control the management and conduct of all of the business transacted by the Partnership. In particular, but not in limitation of the foregoing, and subject to the other provisions of this Agreement, the Managing Partner for, in the name and on behalf of, the Partnership and the General Partners is hereby specifically authorized (i) to admit to the Partnership any Partner; (ii) to dismiss or cause the withdrawal (in accordance with Section 6.2 hereof) from the Partnership any Partner, subject to the limitations set forth in Section 4.2A hereto; (iii) to determine the General Partner’s Adjusted Capital Contribution (and the related General Partner Percentage) that each General Partner (including the Managing Partner) shall be entitled to maintain and require an increase or decrease of the same by such General Partner, subject to the limitations set forth in Section 4.2A hereto; (iv) to determine the guaranteed payment (described in Section 4.5A hereof) to be paid to each General Partner (which guaranteed payment shall be set forth on a list to be maintained in the Managing Partner’s office which list shall be available for inspection by the General Partners), and to determine any guaranteed payment (described in Section 3.9G hereof) to be paid to each Service Partner; (v) to determine the amount, if any, of bonus compensation (in addition to the funds provided for in Section 8.1A(vi), as applicable) to be paid to one or more General Partners, Class A Limited Partners, Class B Limited Partners or Subordinated Limited Partners to assist such Partner(s) in maintaining or making initial or additional Capital Contributions to the Partnership, provided, however, such aggregate bonus compensation in any calendar year shall not exceed $3,000,000; (vi) to determine the amount, if any, of the Capital Contribution that each General Partner, Class A Limited Partner, Class B Limited Partner or Subordinated Limited Partner shall be entitled to maintain; (vii) to determine all amounts, if any, to be distributed to the Class A Limited Partners, Class B Limited Partners and the Subordinated Limited Partners pursuant to Section 8.5 hereof; (viii) to convey title to any assets of the Partnership; (ix) to execute all documents (including, but not limited to, any loan documents or guarantees) on behalf of the Partnership; (x) to sign on behalf of the Partnership and each of its Partners, all documents and forms required by (A) any domestic or foreign jurisdiction where the Partnership is engaged in business so as to qualify as a registered limited liability limited partnership or comparable entity and (B) any governmental agency requiring the Partnership to appoint a registered agent and/or office for service of process in such jurisdictions; (xi) to withdraw from bank accounts of the Partnership in the regular course of Partnership business pursuant to Section 9.2 hereof; and (xii) to make or cause to be made elections in accordance with (and subject to) Section 9.3 hereof.
C.
Subject to the provisions hereof, including Section 4.1A, the General Partners, for, in the name and on behalf of, the Partnership are hereby authorized to take any and all actions, and to engage in any kind of activity and to perform and carry out all functions of any kind necessary to, or in connection with, the business of the Partnership (including but not limited

to): (i) executing any instruments on behalf of the Partnership; (ii) acquiring or selling assets of the Partnership; (iii) entering into loans or guarantees in connection with the business of the Partnership; (iv) acting as a partner or shareholder of, or adviser to, any other organization; and (v) contributing capital, as a limited partner or as a general partner, or purchasing other securities in or otherwise investing in EDJ or any other limited partnership, general partnership, corporation or other entity and taking all actions required as a partner, shareholder or investor in any such entity.
D.
Each of the Managing Partner and the Enterprise Leadership Team, as respectively deemed appropriate, may delegate to the Enterprise Leadership Team (in the case of the Managing Partner), any General Partner, officer, committee or sub-committee or other governance body, the authority from time to time to exercise the authority of the Managing Partner or the Enterprise Leadership Team set forth herein, respectively and as applicable, but such authority shall not include the authority to increase the capital or change the business policies of the Partnership (in the case of the Managing Partner) unless such authority is expressly and specifically granted in writing to the Enterprise Leadership Team, a General Partner, officer, committee, sub-committee or other governance body.
E.
Whenever authority is herein conferred upon the Managing Partner or the General Partners, any person, other than a General Partner, dealing with the Partnership may rely conclusively upon the authority and signature of the Managing Partner or any other General Partner to exercise such authority without determining that such Managing Partner or such General Partner is acting with the approval of the other General Partners. In addition, third parties dealing with the Partnership may rely upon the certification of the Managing Partner or any other General Partner as to the continued existence of the Partnership, the identity of its current Partners and the authority of any Partner to execute any document.
4.2
Restrictions on Authority of the Managing Partner and Enterprise Leadership Team.
A.
In the event that a meeting of General Partners is called by the General Partners in accordance with Section 5.1A hereof to vote upon the removal of the Managing Partner or an Enterprise Leadership Team member, neither the Managing Partner nor the Enterprise Leadership Team, as applicable, shall from the time of notice of such meeting until after adjournment thereof: (i) change the General Partner’s Adjusted Capital Contributions (and related General Partner Percentages) of any General Partner or (ii) admit, dismiss or cause the withdrawal of any General Partner as a Partner.
B.
Without the approval of the Enterprise Leadership Team and, except as otherwise provided below, a subsequent General Partner Majority Vote as provided in Article Five, the Managing Partner shall not take any of the actions specified below; provided, however, that the Enterprise Leadership Team may not grant such approval at any time when the Enterprise Leadership Team includes less than five (5) additional General Partners; provided further, that the Managing Partner may take any action described in clause (i) and (iv) below with only the approval of the Enterprise Leadership Team if both the Managing Partner and the Enterprise Leadership Team determine in their discretion that exigent circumstances require such action to be taken in an expedited manner:

(i)
approve, effect or cause a Sale of all or substantially all of the Partnership’s assets in a single transaction or a series of transactions;
(ii)
approve, effect or cause, in a single or series of related transactions: (1) a merger or consolidation of the Partnership with or into another Person; (2) the acquisition by the Partnership or any of its subsidiaries of another business (either by asset, stock or interest purchase) or any equity of another entity; or (3) the admissions of a group of General Partners, in each case, which would result in the General Partners immediately prior to such transaction(s) subsequently holding less than a majority of the voting power of the Partnership; provided, that a subsequent General Partner Majority Vote will not be required for transactions by the Partnership or any of its subsidiaries described in item (2) unless both the Managing Partner and Enterprise Leadership Team determine in their discretion that such transaction would have a significant and transformational impact to the Partnership;
(iii)
change the entity form of the Partnership from a partnership to a corporation or other form of entity;
(iv)
(1) apply for or consent to the appointment of a receiver, trustee, custodian or liquidator of the Partnership or of all or a substantial part of the assets of the Partnership, (2) admit in writing the Partnership’s inability to pay its debts as they become due, (3) make a general assignment for the benefit of creditors, (4) have an order for relief entered against the Partnership under applicable federal bankruptcy law, or (5) file a voluntary petition in bankruptcy or a petition or an answer seeking reorganization or an arrangement with creditors or taking advantage of any insolvency law or any answer admitting the material allegations of a petition filed against the Partnership in any bankruptcy, reorganization or insolvency proceeding; or
(v)
enter into a binding commitment to do any of the foregoing.
C.
In addition to any amendments otherwise authorized herein, amendments may be made to this Agreement from time to time by the Managing Partner without the consent of the Partners or the Enterprise Leadership Team, (i) to cure any ambiguity or to correct or supplement any provision herein or therein which may be inconsistent with any other provision herein or therein, as the case may be, (ii) to delete or add any provisions of this Agreement required to be so deleted or added by federal, state or local law or by the Securities and Exchange Commission, the Internal Revenue Service (or other taxing authority), or other Federal agency or by a state securities or “blue sky” commissioner or other similar official, or (iii) to effect participation in a PTET Regime and to apportion economic and tax benefits and burdens relating thereto.
4.3
Removal or Dismissal of General Partners.

In addition to the authority of the Managing Partner to dismiss any Partner from the Partnership as set forth in Section 4.1B, any General Partner may be dismissed as a General Partner (in accordance with Section 6.2 hereof) by a General Partner Majority Vote.

4.4
Enterprise Leadership Team.
A.
A committee known as the Enterprise Leadership Team (the “Enterprise Leadership Team”) is hereby created consisting of the Managing Partner and five (5) to fifteen (15) additional General Partners, the number thereof within that range to be determined from time to time by the Managing Partner. The Managing Partner shall endeavor to maintain an Enterprise Leadership Team that includes a minimum of five (5) additional General Partners at all times, but in no event shall the Enterprise Leadership Team include less than two (2) additional General Partners. Notwithstanding the foregoing, and except as otherwise provided in Section 4.4E hereof, if the Enterprise Leadership Team includes less than five (5) additional General Partners, the Managing Partner shall appoint additional General Partners to the Enterprise Leadership Team within sixty (60) days such that the Enterprise Leadership Team includes no less than five (5) additional General Partners. The Managing Partner shall periodically designate those members of the Enterprise Leadership Team who shall comprise the executive officers of the Partnership (“Executive Officers”) and may designate any other members of the Enterprise Leadership Team as non-executive officers of the Partnership. There shall be maintained in the office of the Chief Legal Officer of the Partnership a list, certified by the Managing Partner as being true and correct, of the General Partners who, in addition to the Managing Partner, constitute the current Enterprise Leadership Team of the Partnership and those members of the Enterprise Leadership Team who constitute Executive Officers of the Partnership. Among the purposes of the Enterprise Leadership Team is to provide counsel and advice to the Managing Partner in discharging the Managing Partner’s functions.
B.
Each member of the Enterprise Leadership Team shall have one vote. Except as otherwise provided in this Agreement, any action or approval of the Enterprise Leadership Team shall require the affirmative vote of at least a majority of the members of the Enterprise Leadership Team.
C.
Upon the majority vote of the Enterprise Leadership Team (not including the Managing Partner), the Enterprise Leadership Team may override any determination made by the Managing Partner as to (i) the General Partner’s Adjusted Capital Contributions (and the related General Partner Percentage) that each General Partner (including the Managing Partner) shall be entitled to maintain, (ii) the admission of a new General Partner and (iii) the dismissal of a General Partner.
D.
At any time during which there is no Managing Partner the Enterprise Leadership Team shall succeed to all the powers and duties of the Managing Partner.
E.
The Managing Partner shall have the right to appoint and dismiss any member of the Enterprise Leadership Team, subject to Sections 4.4F and 4.4G and below; provided, however, that in the event that a meeting of the Enterprise Leadership Team is called in accordance with Section 4.4H hereof to vote upon one or more of the matters set forth in Sections 4.4C or 4.7B hereof, from the time Notice is given of such meeting until after adjournment thereof, the Managing Partner shall not have the right to: (i) appoint any member of the Enterprise Leadership Team if the Enterprise Leadership Team includes less than five (5) additional General Partners; (ii) dismiss any member of the Enterprise

Leadership Team; or (iii) increase or decrease the number of General Partners on the Enterprise Leadership Team.
F.
By a General Partner Majority Vote, the General Partners may remove any Enterprise Leadership Team member from such member’s position as an Enterprise Leadership Team member and elect in such member’s place a new Enterprise Leadership Team member.
G.
If the General Partners remove any Enterprise Leadership Team member from such member’s position as an Enterprise Leadership Team member, the Managing Partner may not appoint such removed Enterprise Leadership Team member to the Enterprise Leadership Team for a period of six (6) months thereafter. Any Enterprise Leadership Team member elected to the Enterprise Leadership Team by a General Partner Majority Vote may not be dismissed as an Enterprise Leadership Team member by the Managing Partner for a period of six (6) months thereafter.
H.
A meeting of the Enterprise Leadership Team shall be held (i) at any time on call of the Managing Partner (or two Enterprise Leadership Team members if the Enterprise Leadership Team is acting as the Managing Partner pursuant to Section 4.4D. above) after at least one (1) day’s Notice has been delivered to the Enterprise Leadership Team members or (ii) on at least ten (10) days’ Notice to the Enterprise Leadership Team members, jointly signed by any two (2) Enterprise Leadership Team members, specifying the date, place, hour and purpose of the meeting.
4.5
Guaranteed Payment; Time and Effort; Independent Activities.
A.
Each General Partner may receive a guaranteed payment for such General Partner’s services as determined by the Managing Partner.
B.
Each General Partner shall devote the entire time, energy, skill and ability of such General Partner to the duties of operating the Partnership and the entities it owns, in such General Partner’s capacity as a General Partner, in such General Partner’s capacity as a Service Partner, or in such General Partner’s capacity as a partner of a Joint Venture, as applicable. Each General Partner agrees not to use the name or property of the Partnership or any entity it owns for such General Partner’s own private business, nor for any purpose whatsoever except those that may be incidental to the conduct and management of the Partnership, nor shall any General Partner use the name of the Partnership or any entity it owns for the use or accommodation of any other Person. No General Partner shall incur any obligation in the name of the Partnership or transfer Partnership property except in connection with Partnership business.
C.
Each General Partner shall submit, upon request of the Managing Partner, a copy of any of such General Partner’s current personal income tax returns (for any period during which such Partner was a Partner of the Partnership) for inspection by independent accountants or any General Partner with relevant responsibilities as selected by the Managing Partner. In addition, each General Partner agrees, if requested by the Managing Partner, to have such General Partner’s income tax returns prepared by an entity (which could be the

Partnership itself or independent accountants) selected by such General Partner and acceptable to the Managing Partner.
D.
Each General Partner is expected, and it is regarded as such General Partner’s duty, to supplement expenses reimbursable to such General Partner by the Partnership by additional expenditures of such General Partner’s personal funds in the furtherance of the Partnership’s business, which expenditures such General Partner shall be entitled to deduct on the personal income tax return of such General Partner, as and to the extent permitted by applicable tax law.
E.
In the event any General Partner becomes a party in any lawsuit, arbitration or other similar proceeding, such General Partner agrees to notify promptly the Managing Partner of such event.
4.6
Duties and Obligations of the Managing Partner.
A.
The Managing Partner shall prepare (or cause to be prepared) and file such amendments to this Agreement or any certificate of limited partnership or any certificate of limited liability partnership as are required by law or as the Managing Partner deems necessary to cause this Agreement or any certificate of limited partnership or any certificate of limited liability partnership to reflect accurately the agreement of the Partners, and the identity of the General Partners.
B.
The Managing Partner shall prepare and file (or cause to be prepared and filed) such tax returns and other documents as are required by tax law or as the Managing Partner deems necessary for the operation of the Partnership. In addition, the Managing Partner may prepare and file (or cause to be prepared and filed) composite tax returns in various states for all electing non-resident Partners (otherwise not required to file a state income tax return in such state) of those states. For the avoidance of doubt, liabilities arising from or in connection with such tax returns that are borne by the Partnership may be treated as tax payment loan amounts under Section 9.3C. The Managing Partner may also cause the Partnership to participate in one or more PTET regimes (each a “PTET Regime”).
4.7
Appointment and Removal or Dismissal of the Managing Partner; Term Limit of Managing Partner.
A.
Upon the approval of the Enterprise Leadership Team, a new Managing Partner shall be appointed whenever the office of the Managing Partner is vacant. Such vote of the Enterprise Leadership Team to appoint the Managing Partner shall be taken within two weeks after such office becomes vacant.
B.
The Managing Partner may be removed from such office by a General Partner Majority Vote or upon the majority vote of the Enterprise Leadership Team (not including the Managing Partner).
C.
Unless earlier removed pursuant to Section 4.7B or as a result of resignation, death or incapacity, from the date the Managing Partner is appointed pursuant to Section 4.7A (such date, the “Appointment Date”), the Managing Partner shall serve the Partnership for a term that ends on the earlier of (i) the 10 year anniversary of the Appointment Date or (ii) the end of the Fiscal Year in which the Managing Partner has his or her 65th birthday (the “Managing Partner Term”). In no event shall any Managing Partner serve the Partnership for more than one Managing Partner Term.
D.
If the Enterprise Leadership Team believes that the office of the Managing Partner may become vacant, for any reason whatsoever, including, but not limited, to retirement, resignation or expiration of the Managing Partner Term of the current Managing Partner, then the Enterprise Leadership Team may establish procedures (as it shall determine appropriate, in its sole discretion) to review potential candidates and then to choose from such candidates the person to be the new Managing Partner when the office of the Managing Partner becomes vacant and to appoint such person as Managing Partner pursuant to Section 4.7A.
4.8
Dealing with an Affiliate.

The Managing Partner may, subject to any applicable policies of or general guidance used by the Partnership, in the name of and on behalf of the Partnership, enter into such agreements, contracts or the like with any Affiliate of any General Partner or with any General Partner, in an independent capacity, as distinguished from such Partner’s capacity (if any) as a Partner, to undertake and carry out the business of the Partnership as if such Affiliate or General Partner were an independent contractor; and the Managing Partner may obligate the Partnership to pay reasonable compensation for and on account of any such services.

4.9
General Partners’ Responsibility.

Each General Partner shall be responsible and accountable to the Partnership and, where applicable, to the Partnership’s or any of its Affiliates’ clients for the rendering of such General Partner’s services. However, no General Partner, regardless of title or position with the Partnership shall, solely by reason of being a General Partner of the Partnership, (a) be responsible, liable or accountable to the Partnership’s or any of its Affiliates’ clients for any other Partner’s rendering of services to the Partnership’s or any of its Affiliates’ clients or (b) have the right or obligation of direct supervision and/or control (except as otherwise mandated by the Securities Exchange Act, the rules and regulations promulgated thereunder and comparable state securities laws and the rules of FINRA and other applicable federal, state or other securities industry self-regulatory organization) of another Partner.

4.10
Responsibilities of Partnership Leaders.

To the extent that any individuals other than the General Partners are officers, leaders, managers, committee members or chairpersons, or any other departmental or other leader (regardless of title) of the Partnership, those individuals shall not, solely by reason of having such title or position with the Partnership, (a) be responsible, liable or accountable for any Partner rendering of services to the Partnership’s or any of its Affiliates’ clients or (b) have the right or obligation of direct supervision and/or control (except as otherwise mandated by the Securities Exchange Act, the rules and regulations promulgated thereunder and comparable state securities laws and the rules of FINRA and other applicable federal, state or other securities industry self-regulatory organization) of a Partner.

4.11
Committees.

Both the Managing Partner and the Enterprise Leadership Team may establish such committees or subcommittees (i.e., an audit committee) as determined necessary or advisable in the Managing Partner or the Enterprise Leadership Team’s discretion to assist and advise the Managing Partner and the Enterprise Leadership Team with respect to the operation of the Partnership and the discharge of the Managing Partner or the Enterprise Leadership Team’s duties, as applicable, hereunder. Both the Managing Partner and the Enterprise Leadership Team may designate one or more Partners and if desired one or more associates to be members of any such committees, each of which shall operate under the Managing Partner or Enterprise Leadership Team’s supervision, respectively. The members of any such committee shall serve at the pleasure of the Managing Partner or Enterprise Leadership Team, as applicable, and shall be governed by the provisions of such committee’s charter, if applicable.

ARTICLE FIVE MEETINGS AND VOTING OF GENERAL PARTNERS

5.1
Meetings of General Partners; Voting at Such Meetings.
A.
A meeting of General Partners shall be held (i) on the call of the Managing Partner after five (5) days’ Notice thereof has been delivered to the General Partners, or (ii) on at least ten (10) days’ Notice in advance to the General Partners, jointly signed by any number of General Partners holding in the aggregate twenty percent (20%) of the General Partner Percentages, specifying the date, place, hour and purposes of the meeting.
B.
Except as otherwise expressly provided, at any meeting of the General Partners, each General Partner shall have voting power equal to such General Partner’s General Partner Percentage at the time of the meeting. A quorum for any purpose at any meeting of the General Partners shall exist if General Partners then holding more than 50% of the voting power of all General Partners are present or voting by proxy. Any General Partner may vote on any matter if not present in person, by general or specific written proxy given to another General Partner. No proxy shall be valid after two (2) months from the date of its execution. General Partners may participate in any meeting by means of conference telephone or similar communications equipment whereby all Persons participating in such meeting can hear each other. Participation in a meeting in this manner shall constitute presence in person at the meeting.
C.
Unless otherwise permitted by the Managing Partner, the only matters to be voted upon by the General Partners at any meeting of the General Partners shall be those matters set forth in Sections 2.2, 2.3, 2.4A(iii), 4.2B, 4.3, 4.4F, 4.7B, 6.2, and 12.12 hereof.
5.2
Percentage of Voting Power for Partnership Decisions.

Except as otherwise specifically provided in this Agreement, a General Partner Majority Vote shall determine all issues at any meeting of the General Partners.

5.3
Robert’s Rules to Govern.

Except as otherwise specifically provided in this Agreement, at the discretion of the Managing Partner, all matters of parliamentary procedure at meetings of the General Partners shall be governed by Robert’s Rules of Order Revised, as revised from time to time. The Managing Partner may appoint a parliamentarian.

5.4
Consent of General Partners in Lieu of a Meeting.
A.
Notwithstanding anything to the contrary contained in this Agreement, any action required or permitted by this Agreement to be taken at any meeting of the General Partners may be taken without a meeting, without prior notice and without a vote, if a Notice containing the written consent, setting forth the action so taken, shall be approved, in writing, by a General Partner Majority Vote.
B.
Prompt Notice of the taking of any action by written consent pursuant to this Section 5.4 by less than unanimous consent of the General Partners shall be given to those General Partners who have not consented.

ARTICLE SIX EVENT OF WITHDRAWAL OF A PARTNER

6.1
Voluntary Event of Withdrawal.
A.
Any General Partner shall have the right to voluntarily withdraw from the Partnership upon 30 days prior written notice to the Managing Partner; provided, that such notice period may be waived in the Managing Partner’s sole discretion. In the event there is only one General Partner, such Partner shall give notice to the Class A Limited Partners, Class B Limited Partners and the Subordinated Limited Partners of such Partner’s intent to withdraw from the Partnership at least 30 days prior to the date of withdrawal.
B.
Any Class A Limited Partner, Class B Limited Partner or Subordinated Limited Partner shall have the right to voluntarily withdraw from the Partnership. In the event a Class A Limited Partner, Class B Limited Partner or Subordinated Limited Partner desires to withdraw all or any part of such Partner’s Capital Contribution, then such Partner shall give written notice (the “Voluntary Withdrawal Notice”) to the Managing Partner of the amount of Capital Contribution that such Partner wishes to withdraw from the Partnership (the “Requested Withdrawal Amount”).
6.2
Mandatory Withdrawal.
A.
The Managing Partner or General Partners by a General Partner Majority Vote may cause the withdrawal of any Partner from the Partnership. Such withdrawal decision is to be communicated to the Partner (the “Mandatory Withdrawal Notice”) and, in the case of a General Partner, Class A Limited Partner, Class B Limited Partner or Subordinated Limited Partner, in a reasonable time thereafter the Partnership shall inform such Partner in writing of the total amount of Capital Contribution (for a Class A Limited Partner, Class B Limited Partner or Subordinated Limited Partner) and/or General Partner’s Adjusted Capital Contribution that the Managing Partner expects will, subject to Section 6.11 hereof, be withdrawn from the Partnership (the “Mandatory Withdrawal Amount”). Factors that may be considered in such a withdrawal decision include, but are not limited to, whether the Partner engages in conduct that gives rise to a Suspension Event or that may negatively impact the Partnership including directly competing with the Partnership’s business; competing for the Partnership’s talent or clients; or disparaging the Partnership, its current or former Partners, or its employees; and engaging in any other activity that negatively impacts the Partnership’s business or business strategy.
B.
Any General Partner shall be required to withdraw from the Partnership (i) no later than the last day of the Fiscal Year of such General Partner’s 65th birthday or (ii) upon the one (1) year anniversary of the date such General Partner suffered a disability as set forth in Section 6.5B.
6.3
Return of Capital and Redemption of Interest.
A.
In the event of any withdrawal by a General Partner from the Partnership pursuant to Sections 6.1 or 6.2 hereof or in the event a General Partner wishes to withdraw some of such General Partner’s Capital Contribution as a General Partner, the Managing Partner may determine to have the Partnership redeem all or a portion of the General Partner Interest (including Frozen Appreciation Amount) of the withdrawing General Partner. Any such redemption shall be consummated (retroactively as of the actual date of such General Partner’s withdrawal) within 60 days after the actual date of such withdrawal, subject to any applicable Deferral Period under Section 6.11 hereof. The price of the General Partner Interest of the withdrawing General Partner that is so redeemed shall be the value (as shown on the books of the Partnership) of such General Partner’s Frozen Appreciation Amount plus the value of such General Partner’s General Partner’s Adjusted Capital Contribution, calculated as of the previous Valuation Date if such withdrawal takes place on or prior to the 15th day of a month or calculated as of the next Valuation Date if such withdrawal takes place on or after the 16th day of a month; provided, that if only a portion of the General Partner Interest of the withdrawing General Partner is so redeemed, the price of such interest (and each such value taken into account in computing such price) shall be calculated based solely in relation to the portion of the General Partner Interest of the withdrawing General Partner that is so redeemed. Goodwill, if any, and the Partnership name shall not be deemed assets or as having any property value in making the calculation pursuant to the preceding sentence.
B.
Unless otherwise determined by the Managing Partner, if any portion of the General Partner Interest (including Frozen Appreciation Amount) of the withdrawing General Partner that is subject to Section 6.3A is not redeemed by the Partnership within such 60 day period described in Section 6.3A (other than as a result of the application of a Deferral Period under Section 6.11), such portion of the General Partner Interest (including Frozen Appreciation Amount) that is subject to Section 6.3A and not redeemed by the Partnership shall be converted (retroactively as of the actual date of the General Partner’s withdrawal) so as to become the Capital Contribution of such former General Partner as that of a Subordinated Limited Partner and such General Partner shall thereupon become or continue to remain a Subordinated Limited Partner as to such Capital Contribution.
C.
Except as provided in Section 6.3B, a withdrawing General Partner shall have no right to become a Class A Limited Partner, Class B Limited Partner, or a Subordinated Limited Partner or to require the conversion of such General Partner’s General Partner

Interest to the Capital Contribution of a Class A Limited Partner, Class B Limited Partner, or Subordinated Limited Partner. In addition, the Managing Partner has the right to cause the Partnership to redeem the Capital Contribution of a Subordinated Limited Partner at any time.
D.
In connection with the withdrawal of a General Partner, the General Partner Percentages of the remaining General Partners shall be recalculated (retroactively as of the actual date of such General Partner’s withdrawal) on the same relative basis to aggregate 100%.
E.
In addition, but subject to Section 6.11, any withdrawing General Partner shall receive (within 75 days after the actual date of withdrawal), without duplication, such General Partner’s pro rata share of any cash distributions to which such General Partner is entitled as set forth in Section 8.2A(i)(e) hereof, calculated as of the previous Valuation Date if such withdrawal takes place on or prior to the 15th day of a month or calculated as of the next Valuation Date if such withdrawal takes place on or after the 16th day of a month.
F.
In the event of any withdrawal by a Subordinated Limited Partner from the Partnership pursuant to Sections 6.1 or 6.2 hereof, such Subordinated Limited Partner’s Requested Withdrawal Amount or Mandatory Withdrawal Amount shall be paid (subject to the provisions of Sections 6.6 and 6.11 hereof) in six (6) equal installments as follows: (i) the first installment shall be paid no earlier than 90 days from the date on which (a) the Managing Partner receives such Subordinated Limited Partner’s Voluntary Withdrawal Notice or (b) such Subordinated Limited Partner receives a Mandatory Withdrawal Notice; (ii) the remaining installments shall be paid on the 12th, 24th, 36th, 48th and 60th month anniversary of the first installment payment. In addition, but subject to Section 6.11, such Subordinated Limited Partner shall receive, without duplication, such Subordinated Limited Partner’s pro rata share of any cash distributions to which such Subordinated Limited Partner was entitled as set forth in Section 8.2A(i)(d) hereof, calculated as of the previous Valuation Date if the installment payment occurs on or prior to the 15th day of a month or calculated as of the next Valuation Date if the installment payment occurs on or after the 16th day of a month. Until a Subordinated Limited Partner’s Requested Withdrawal Amount or Mandatory Withdrawal Amount is fully returned to such Subordinated Limited Partner, the unreturned portion thereof (subject to Section 6.11 hereof) shall continue for all purposes to be subject to all provisions of this Agreement including, without limitation, Article Eight and Section 6.6. The Managing Partner, in the Managing Partner’s sole discretion, may cause the Partnership to accelerate the return of a Subordinated Limited Partner’s Requested Withdrawal Amount or Mandatory Withdrawal Amount or accelerate the payment of any or all installments.
G.
In the event of any withdrawal by a Class A Limited Partner or a Class B Limited Partner from the Partnership pursuant to Sections 6.1 or 6.2 hereof, the Class A Limited Partner’s or Class B Limited Partner’s Requested Withdrawal Amount or Mandatory Withdrawal Amount shall be paid (subject to the provisions of Sections 6.6 and 6.11 hereof) in three (3) equal installments, as follows: (i) the first installment shall be paid no earlier than 90 days from the date on which (a) the Managing Partner receives the Class A Limited Partner’s or Class B Limited Partner’s Voluntary Withdrawal Notice or (b) the Class A Limited Partner or Class B Limited Partner receives a Mandatory Withdrawal Notice; (ii) the remaining installments shall be paid on the 1st and 2nd anniversary of the first installment payment. In addition, subject to Section 6.11, such Class A Limited Partner or such Class B Limited Partner shall receive, without duplication, such Class A Limited Partner’s or Class B Limited Partner’s pro rata share of any cash distributions to which such Class A Limited Partner or Class B Limited Partner was entitled as set forth in Section 8.2A(i)(a) or in Section 8.2A(i)(d) hereof, calculated as of the previous Valuation Date if the installment payment occurs on or prior to the 15th day of a month or calculated as of the next Valuation Date if the installment payment occurs on or after the 16th day of a month. Until a Class A Limited Partner’s or Class B Limited Partner’s Requested Withdrawal Amount or Mandatory Withdrawal Amount is fully returned to such Class A Limited Partner or Class B Limited Partner, the unreturned portion thereof (subject to Section 6.11 hereof) shall continue for all purposes to be subject to all provisions of this Agreement, including, without limitation, Article Eight and Section 6.6 and such Class A Limited Partner shall continue to receive all sums due such Class A Limited Partner pursuant to Section 3.3B hereof; provided, that if a Limited Partner’s Requested Withdrawal Amount or Mandatory Withdrawal Amount is equal to all of the interests held by such Class A Limited Partner or Class B Limited Partner, then once such Class A Limited Partner’s or Class B Limited Partner’s Requested Withdrawal Amount or Mandatory Withdrawal Amount is fully returned such Class A Limited Partner or Class B Limited Partner shall have no further interests as a Class A Limited Partner or Class B Limited Partner, as applicable. The Managing Partner, in the Managing Partner’s sole discretion, may cause the Partnership to accelerate the return of a Class A Limited Partner’s or Class B Limited Partner’s Requested Withdrawal Amount or Mandatory Withdrawal Amount or accelerate the payment of any or all installments.
6.4
Death of a Class A Limited Partner, Class B Limited Partner or Subordinated Limited Partner.

In the event of the death of any Class A Limited Partner, Class B Limited Partner or any Subordinated Limited Partner, the Capital Contribution of such deceased Class A Limited Partner, Class B Limited Partner or Subordinated Limited Partner shall be returned (subject to the provisions of Section 6.6 hereof) to the estate of such deceased Class A Limited Partner, Class B Limited Partner or Subordinated Limited Partner within six (6) months after the actual date of death of such Class A Limited Partner, Class B Limited Partner or Subordinated Limited Partner, as the case may be. The provisions of Section 6.3F shall not be applicable to the Capital Contribution of a deceased Subordinated Limited Partner and Section 6.3G shall not be applicable to the Capital Contribution of a deceased Class A Limited Partner or Class B Limited Partner. In addition such Class A Limited Partner’s, Class B Limited Partner’s or Subordinated Limited Partner’s estate shall receive (within 75 days after the actual date of death of the Class A Limited Partner, Class B Limited Partner or Subordinated Limited Partner) the Class A Limited Partner’s, Class B Limited Partner’s or Subordinated Limited Partner’s pro rata share of any cash distributions to which such deceased Class A Limited Partner, Class B Limited Partner or Subordinated Limited Partner was entitled as set forth in Sections 8.2A(i)(a) or 8.2A(i)(d) hereof, as applicable, calculated as of the previous Valuation Date if such death takes place on or prior to the 15th day of a month or calculated as of the next Valuation Date if such death takes place on or after the 16th day of a month. Until a deceased Class A Limited Partner’s Capital Contribution is returned to the estate of such deceased Class A Limited Partner, such estate shall continue to receive all sums which would have been due to such deceased Class A Limited Partner pursuant to Section 3.3B hereof. As stated herein, all such payments to be made pursuant to this Section 6.4 shall be made to the estate of the deceased Class A Limited Partner, Class B Limited Partner or Subordinated Limited Partner unless the Partnership has received evidence, satisfactory to the Partnership, in its sole discretion, that such payments should be made to some other entity or Person.

6.5
Death or Disability of a General Partner.
A.
In the event of the death of a General Partner, the interest of the deceased General Partner in the Partnership shall terminate as of such date. The Managing Partner may determine to have the Partnership redeem the General Partner Interest (including Frozen Appreciation Amount) of the deceased General Partner. Subject to Section 6.11, any such redemption shall be consummated within 60 days after the date of death of such General Partner. The price of the General Partner Interest of the deceased General Partner shall be the value (as shown on the books of the Partnership) of such General Partner’s Frozen Appreciation Amount plus the value of such General Partner’s General Partner’s Adjusted Capital Contribution, calculated as of the previous Valuation Date if such death takes place on or prior to the 15th day of a month or calculated as of the next Valuation Date if such death takes place on or after the 16th day of a month. Goodwill, if any, and the Partnership name shall not be deemed assets or as having any property value in making the foregoing calculation. In addition, subject to Section 6.11, without duplication, the estate or other successor in interest of the General Partner shall receive (within 75 days after the date of such General Partner’s death) the pro rata share of any cash distributions to which such deceased General Partner was entitled as set forth in Section 8.2A(i)(e) hereof, calculated as of the previous Valuation Date if such death took place on or prior to the 15th day of a month or calculated as of the next Valuation Date if such death took place on or after the 16th day of a month. Subject to Section 6.11, if the General Partner Interest (including Frozen Appreciation Amount) of the deceased General Partner is not redeemed by the Partnership within such 60 day period, such General Partner Interest shall be converted (as of the date of such General Partner’s death) to the Capital Contribution of a Subordinated Limited Partner and shall be redeemed (subject to the provisions of Section 6.6 hereof) by the Partnership within six (6) months thereafter, the specific date to be determined by the Managing Partner. The provisions of Section 6.3F shall not be applicable to the Capital Contribution of such deceased Subordinated Limited Partner. Upon the death of a General Partner, and without regard to whether the General Partner Interest of such General Partner is converted to that of a Subordinated Limited Partner, the General Partner Percentages of the remaining General Partners shall be recalculated (as of the actual date of death) on the same relative basis so as to aggregate 100%. All payments made pursuant to this Section 6.5A shall be made to the estate of the deceased General Partner, unless the Partnership has received evidence, satisfactory to the Partnership, in its sole discretion, that such payments should be made to some other entity or person.
B.
In the event of full or partial disability (as determined in the absolute discretion of the Managing Partner) of a General Partner under age 65 due to illness, accident, or injury, such General Partner shall be entitled to receive allocations and distributions of such General Partner’s share of Partnership Net Income notwithstanding such General Partner’s inability to perform such General Partner’s normal work functions, for a period of up to six (6) full months following the date such General Partner suffered the disability. If the disability continues for a period greater than six (6) months but less than one (1) year, then the Managing Partner may elect to redeem up to one-half of the disabled General Partner’s General Partner Interest with such redemption occurring within 60 days of the six (6) month anniversary of the date such General Partner suffered the disability. If the disability continues for a period greater than one (1) year in length, then the disabled General Partner must withdraw as a General Partner as of the first anniversary of the date such General Partner suffered the disability, unless otherwise directed by the Managing Partner. Subject to Section 6.11, in the event of a General Partner’s withdrawal due to disability under this Section 6.5, the remainder of the General Partner Interest (including such General Partner’s Frozen Appreciation Amount) of the disabled General Partner shall be redeemed within 60 days of the one (1) year anniversary of the date such General Partner suffered the disability. Any redemption under this Section 6.5B shall be treated in the same manner as that of a deceased General Partner pursuant to Section 6.5A hereof, provided, that all such payments required by this Section 6.5B shall be made to the disabled General Partner.
6.6
Restriction on Capital Contribution Return.

It is understood and agreed that the Capital Contributions of the General Partners, Class A Limited Partners, Class B Limited Partners and Subordinated Limited Partners to the Partnership will be used, in part, by the Partnership as part of the Partnership’s capital contribution to EDJ, a brokerage firm (which is regulated by the Securities and Exchange Commission and FINRA and other regulatory agencies), and that in order for the Partnership to return to any General Partner, Class A Limited Partner, Class B Limited Partner or Subordinated Limited Partner the Capital Contribution of such Partner (or any part thereof), the Partnership may have to obtain such funds from EDJ. Therefore, notwithstanding any other provision contained in this Agreement to the contrary, without the written consent of the Managing Partner, no Partner shall have returned to such Partner (under any provision of this Agreement) such Partner’s Capital Contribution or such General Partner’s Adjusted Capital Contribution, if after giving effect thereto, the Partnership or any Affiliate thereof (including, but not limited to, EDJ) would, if such payment had been made directly by EDJ, be in violation of (i) any rule of FINRA, (ii) any rule issued under the Securities Exchange Act, (iii) any agreement (cash subordination or otherwise) which has been entered into by the Partnership or any Affiliate thereof (including, but not limited to, EDJ), (iv) any agreement (including, but not limited to, loan agreements) which has been entered into by the Partnership or any Affiliate thereof (including, but not limited to, EDJ) or (v) any other law, rule or regulation to which the Partnership or any Affiliate thereof (including, but not limited to, EDJ) is subject. In the event there is returned to any Class A Limited Partner, Class B Limited Partner or Subordinated Limited Partner all or any portion of such Partner’s Capital Contribution or to any General Partner all or any portion of such General Partner’s Adjusted Capital Contribution and because of such return the Partnership or any Affiliate thereof (including, but not limited to, EDJ) violated any of the aforementioned rules, agreements or regulations, then such Partner hereby irrevocably agrees (whether or not such Partner had any knowledge or notice of such facts at the time of such return) to repay to the Partnership, its successors or assigns, the sum so returned to such Partner to be held by the Partnership pursuant to the provisions hereof as if such return had never been made; provided, however, that any suit for the recovery of any such return must be commenced within two years of the date of such return.

6.7
Liability of a Withdrawn General Partner.

If on the Event of Withdrawal of a General Partner the business of the Partnership shall continue, the General Partner who shall have withdrawn shall be and remain liable for all obligations and liabilities incurred by such General Partner as a General Partner prior to such Event of Withdrawal, but such General Partner shall be free of any obligation or liability incurred on account of the activities of the Partnership from and after the time of such Event of Withdrawal, except as otherwise provided in this Agreement.

6.8
Effect of Event of Withdrawal.

Except as set forth in Section 2.4A(ii) of this Agreement, upon the withdrawal (by reason of death or otherwise) of a Partner, the Partnership shall not dissolve and the business of the Partnership shall be continued by the remaining General Partners.

6.9
Redemption of Service Partner Interest.

If at any time an individual ceases to be a Service Partner for any reason, the Partnership will be deemed at such time to have redeemed the Service Partner Interest of such individual without any action by the Partnership. Within a reasonable time after such redemption, but in no event later than the sixtieth (60th) day of the calendar year following the year in which such redemption is deemed to occur, the Partnership shall pay to such individual an amount of cash equal to any accrued but unpaid cash distributions that would have otherwise been distributed to such individual in such individual’s capacity as a Service Partner pursuant to Section 8.2A(ii) hereof, as calculated through the date of such redemption, subject to the Service Partner Distribution Policy, and, at such time as determined by the Managing Partner, but in no event later than the one hundred eightieth (180th) day of the calendar year following the year in which such redemption is deemed to occur, the Partnership shall pay to such individual an amount of cash equal to any accrued but unpaid cash distributions that would have otherwise been distributed to such individual in such individual’s capacity as a Service Partner (or former Service Partner) pursuant to Section 8.2A(i)(c) hereof; provided, however, that the Partnership shall not be required to make any such payments to such individual, and such individual shall not earn or otherwise be entitled to any allocations, distributions or other payments, if the Managing Partner determines with the prior approval of the Enterprise Leadership Team, which determination shall be final and binding on such individual, that such individual has engaged in conduct that gives rise to a Suspension Event.

6.10
Redemption of Profits Interests.
A.
The Partnership will be deemed to have redeemed a Profits Interest (and Notional Capital Contribution) of a Profits Interest Holder without any action by the Partnership no later than the end of the last calendar year for which a Notional Capital Contribution is designated pursuant to the terms of the Profits Interest Subscription Agreement (any such redemption with respect to a Profits Interest, a “Terminating Redemption”). Within a reasonable time after a Terminating Redemption of a Profits Interest, but in no event later than the sixtieth (60th) day of the calendar year following the year in which such Terminating Redemption is deemed to occur, the Partnership shall pay to such Profits Interest Holder an amount of cash equal to such Profits Interest Holder’s pro rata share of any cash distributions to which such Profits Interest Holder was entitled as set forth in Section 8.2A(i)(b) or Section 8.2A(i)(d) hereof with respect to such Profits Interest, subject to Section 6.10B.
B.
An individual shall cease to be a Profits Interest Holder upon the earliest of such time as: (i) such individual’s death; (ii) such individual ceases to be either a Class A Limited Partner, Class B Limited Partner or Subordinated Limited Partner of the Partnership; (iii) the

Managing Partner causes such individual to cease to be a Profits Interest Holder for any reason at the discretion of the Managing Partner; or (iv) the Profits Interests of such Profits Interest Holder are redeemed pursuant to a Terminating Redemption, and, at such time, the Profits Interest Holder holds no other Profits Interest and has not executed a Profits Interest Subscription Agreement that is affirmatively accepted by the Partnership pursuant to its terms with respect to any new issuance of a Profits Interest. If at any time an individual ceases to be a Profits Interest Holder, then the Partnership will be deemed at such time to have redeemed such individual’s Aggregate Profits Interest without any action by the Partnership. Within a reasonable time after such redemption, but in no event later than the sixtieth (60th) day of the calendar year following the year in which such redemption is deemed to occur, the Partnership shall pay to such individual (or, if such individual is deceased, such individual’s estate) an amount of cash equal to such individual’s pro rata share of any cash distributions to which such individual was entitled as set forth in Section 8.2A(i)(b) or Section 8.2A(i)(d) hereof with respect to such Aggregate Profits Interest, calculated as of the previous Valuation Date if such redemption occurs on or prior to the 15th day of a month or calculated as of the next Valuation Date if such redemption occurs on or after the 16th day of a month: provided, however, that the Partnership shall not be required to make any such payments to such individual (or, if such individual is deceased, such individual’s estate), and such individual shall not earn or otherwise be entitled to any allocations, distributions or other payments, if the Managing Partner determines with the prior approval of the Enterprise Leadership Team, which determination shall be final and binding on such individual, that such individual has engaged in conduct that gives rise to a Suspension Event.
6.11
Suspension Events.

All allocations, distributions or other payments to a Partner under this Agreement are conditioned upon and subject to such Partner’s not engaging in conduct that gives rise to any Suspension Event prior to the actual payment or distribution of such amounts. In furtherance of this, notwithstanding anything to the contrary set forth in this Article Six, if the Managing Partner determines, which determination shall be final and binding on such individual, that a withdrawing Partner has engaged in conduct that gives rise to a Suspension Event, then the Managing Partner may, defer or hold back any and all payments that would otherwise be due to such withdrawing Partner or such Partner’s estate pursuant to this Article Six until such time as the Managing Partner determines that none of the Partnership nor its Affiliates has any remaining unresolved claims, demands, actions, suits, investigations or proceedings against such Partner or such earlier date as determined by the Managing Partner (the “Deferral Period”); provided, that if the Managing Partner elects to defer or hold back any such payments, such election does not constitute a waiver of any other remedies available to the Partnership at law or in equity. Except as otherwise determined by the Managing Partner, throughout the Deferral Period, such withdrawing Partner will cease for all purposes to earn, accrue or have any rights as a Partner to any further allocations, distributions or other payments to Partners under this Agreement, including under Articles Six and Eight and Section 3.3B, as applicable. The Partnership may elect to retain, apply as an offset to, or otherwise pay any unreturned portion of the withdrawing Partner’s Requested Withdrawal Amount or Mandatory Withdrawal Amount or any other amount that would otherwise have been payable to the withdrawing Partner toward (i) the satisfaction of any loan financing the purchase of the withdrawing Partner’s applicable interests, or (ii) the satisfaction of any losses, claims, damages, liabilities, costs, expenses (including reasonable legal and experts’ fees, costs and expenses), judgments, awards, fines, settlements or other amounts arising from any and all claims, demands, actions, suits, investigations or proceedings by the Partnership or its Affiliates (whether on their own behalf or on behalf of a client or regulatory body) against such withdrawing Partner. Any remaining unreturned amounts that have been deferred pursuant to this Section 6.11 and not retained, applied as an offset to, or paid in connection with such claims, demands, actions, suits, investigations or proceedings shall be paid, without interest or additional earnings, to the withdrawing Partner within thirty (30) days following the end of the Deferral Period. The Managing Partner may waive the application of all or any portion of this Section 6.11 to the extent the Managing Partner determines it is in the best interests of the Partnership to do so. In addition, to the extent the application of this Section 6.11 would violate applicable law, it shall not be applied by the Managing Partner. Notwithstanding anything to the contrary set forth in this Section 6.11, the Managing Partner may make such determinations and take actions under or waive application of this Section 6.11 only with the prior approval of the Enterprise Leadership Team.

ARTICLE SEVEN TRANSFERABILITY OF PARTNER INTERESTS

7.1
Restrictions on Transfer.
A.
Each Partner agrees that such Partner will not sell, pledge, exchange, transfer or assign such Partner’s interest (or any portion thereof) in the Partnership to any Person without the express written consent of the Managing Partner.
B.
Each Class A Limited Partner, Class B Limited Partner and Subordinated Limited Partner agrees that they will not sell, exchange, transfer or assign any of their interest in the Partnership unless, if required by the Partnership, the Partnership has received an opinion of counsel, satisfactory to the Partnership, that such transfer or assignment may be effected without registration of the Class A Limited Partner’s, Class B Limited Partner’s or the Subordinated Limited Partner’s interest, as the case may be, under the Securities Act of 1933 or under any applicable state securities law.
C.
Except as otherwise expressly provided in this Agreement, the death or withdrawal of a Partner shall terminate (as of such date) all such Partner’s interest in the Partnership (in any Partner capacity) and neither the estate of a deceased Partner nor any other third party shall become or have any rights as a Partner.
D.
Any sale, exchange, assignment or other transfer in contravention of any of the provisions of this Section 7.1 shall be void and ineffectual and shall not bind or be recognized by the Partnership.
7.2
Substituted Limited Partners.

No Class A Limited Partner, Class B Limited Partner, Subordinated Limited Partner or Profits Interest Holder shall have a power to grant the right to become a substituted Class A Limited Partner, Class B Limited Partner, Subordinated Limited Partner or Profits Interest Holder to an assignee of any part of the Partnership interest of such Class A Limited Partner, Class B Limited Partner, Subordinated Limited Partner or Profits Interest Holder, as the case may be.

ARTICLE EIGHT DISTRIBUTIONS AND ALLOCATIONS; LIABILITY OF GENERAL PARTNERS

8.1
Allocation of Net Income or Net Loss.
A.
Subject to Section 8.1D, Net Income, if any, of the Partnership for each Fiscal Year shall be allocated on a monthly basis in the following order of priority:
(i)
To each Class A Limited Partner, an amount equal to the product of Net Income times a percentage which shall equal the product of the following three factors: (a) one-fourth of one percent (.0025) multiplied by (b) the quotient of $1,900,000 divided by Normalized GP Capital multiplied by (c) the quotient of the total Capital Contribution of the respective Class A Limited Partner divided by $25,000. Solely for purposes of determining entitlements under this Section 8.1A(i), Net Income calculated for any period shall be calculated as if guaranteed payments described in Section 3.3B accrued in respect of Class B Limited Partner Interests on the same basis as for Class A Limited Partner Interests during such period (taking into account applicable differences, such as differences in the amount and timing of Capital Contributions attributable thereto).
(ii)
For any Fiscal Year beginning before the Recapitalization Date, to each Profits Interest Holder, an amount equal to the product of such Net Income times a percentage which shall equal the product of the following three factors: (a) one-fourth of one percent (.0025) multiplied by (b) the quotient of $1,900,000 divided by Normalized GP Capital multiplied by (c) the quotient of the Total Notional Capital Contribution of the respective Profits Interest Holder divided by $25,000.
(iii)
To each Service Partner (and to any Partner who was formerly a Service Partner in the prior Fiscal Year), an amount of Net Income as determined pursuant to the Service Partner Net Income Policy.
(iv)
For any Fiscal Year beginning before the Recapitalization Date, to each Subordinated Limited Partner, an amount equal to the product of (a) the Net Income for such period remaining after the application of Sections 8.1(A)(i) through (iii) times (b) a percentage derived by the following formula: (A) 50% of the Capital Contribution of such Subordinated Limited Partner divided by (ii) the sum of (A) 50% of the Capital Contributions of all the Subordinated Limited Partners plus (B) the sum of all General Partner’s Adjusted Capital Contribution.
(v)
For any Fiscal Year beginning on or after the Recapitalization Date, the Post-Recapitalization Aggregate Variable Return for the Fiscal Year shall be allocated to the Class B Limited Partners, Profits Interest Holders, and Subordinated Limited Partners as follows:
(a)
To each Class B Limited Partner, an amount equal to the product of (x) the applicable Post-Recapitalization Aggregate Variable Return times (y) a percentage derived by the following formula: (aa) the total Capital Contributions of such Class B Limited Partner divided by (bb) the Post-Recapitalization Variable Capital Base.

(b)
To each Subordinated Limited Partner, an amount equal to the product of (x) the applicable Post-Recapitalization Aggregate Variable Return times (y) a percentage derived by the following formula: (aa) the total Capital Contributions of such Subordinated Limited Partner divided by (bb) the Post-Recapitalization Variable Capital Base.
(c)
To each Profits Interest Holder, an amount equal to the product of (x) the applicable Post-Recapitalization Aggregate Variable Return times (y) a percentage, derived by the following formula: (aa) the total Total Notional Capital Contributions of such Profits Interests Holder divided by (bb) the Post-Recapitalization Variable Capital Base. Notwithstanding the foregoing and any contrary provision of any Subscription Agreement, for purposes of this Section 8.1A(v) (including calculations of Post-Recapitalization Variable Capital Base made for purposes of this Section 8.1A(v)), the Notional Capital Contributions of each Profits Interest issued before the Recapitalization Date shall be deemed to equal the amount that is 55%of the Notional Capital Contributions otherwise attributable to such interest.
(vi)
Then, up to 18% of the remaining Net Income to the General Partners on the basis of individual merit or need as determined by the Managing Partner in consultation with the Enterprise Leadership Team; provided, however, that the Managing Partner in consultation with the Enterprise Leadership Team may cause amounts under this provision to be tentatively reserved during the Fiscal Year and finally allocated as of the end of the Fiscal Year. The Managing Partner in consultation with the Enterprise Leadership Team may determine that any amount so reserved shall not be allocated under this Section 8.1A(vi) and shall instead be allocated under Section 8.1A(vii).
(vii)
Finally, the balance of the Net Income remaining, if any, to the General Partners in proportion to their General Partner Percentages. For the avoidance of doubt, if any Net Income for the Fiscal Year becomes allocable under this clause as a result of the final sentence of Section 8.1A(vi), such Net Income shall be allocated based upon General Partner Percentages as in effect for the month in which the allocation is made under this clause, rather than General Partner Percentages for the month during which such Net Income was reserved.
B.
In any year in which there is a Net Loss and the Partnership is not dissolved and liquidated in accordance with Section 8.2B hereof, a percentage (equal to the percentage described in Section 8.1A(iv)(b) hereof) of such Net Loss, on the books of the Partnership, shall be allocated to each of the Subordinated Limited Partners, as applicable, and the balance shall be allocated to the General Partners in proportion to their respective General Partner Percentages. Any such Net Loss allocated to the Subordinated Limited Partners shall only be applied against and reduce their respective Capital Contributions. The total amount of all such Net Loss to be allocated to the Subordinated Limited Partners may never exceed the total amount of the Capital Contributions of the Subordinated Limited Partners as shown on the books of the Partnership. In the event the Capital Contribution of a Subordinated Limited Partner has been reduced by the operation of this Section 8.1B (the “Subordinated Limited Partner Reduced Amount”), then each Subordinated Limited Partner shall have the right to make additional cash Capital Contributions to the Partnership from any cash to be distributed to such Subordinated Limited Partner pursuant to Section 8.2A(i)(d) up to the Subordinated Limited Partner Reduced Amount.
C.
Notwithstanding the foregoing, where losses are caused by the willful neglect or default, the gross negligent conduct, or the intentional negligent conduct of any Partner (in such capacity or otherwise), those losses shall be borne solely and made good by the Partner so causing the loss. This Section 8.1C is for the benefit of the Partners and no other Person shall have any rights hereunder.
D.
Allocations of Net Income and Net Loss pursuant to this Section 8.1 are solely for purposes of determining amounts distributable to the Partners pursuant to Section 8.2A and Section 8.2B(i) and the Capital Contributions, the General Partner’s Adjusted Capital Contributions and General Partner Percentages. For the avoidance of doubt, when making such allocations in respect of a given Fiscal Year or portion thereof, (a) percentages of participation in Net Income shall be determined annually at the beginning of each Fiscal Year and the formulae set forth in such Sections shall be adjusted during the applicable period for increases and decreases of Capital Contributions (including for this purpose Notional Capital Contributions) that occur during such period as determined by the Managing Partner, (b) Capital Contributions and Total Notional Capital Contributions used in calculating such allocations shall exclude any undistributed Net Income, other than Net Income previously retained by the Partnership under Section 8.2A(i)(e)(2), (c) any monthly Net Income allocation may be adjusted to the extent that the Partnership incurs a Net Loss in any Fiscal Month during the Fiscal Year, and (d) any Net Loss for the Fiscal Year is allocated in accordance with Section 8.1B. Allocations of the Partnership’s income, gain, loss and deduction for the purposes of maintaining the Partners’ Capital Accounts and for income tax purposes shall be made in accordance with Section 8.6 (and, if applicable, Sections 9.3C and 9.4). Notwithstanding the foregoing, if the Recapitalization Date is not the first day of a Fiscal Year, this Section and any other provisions of this Agreement that the Managing Partner determines to be appropriate shall be interpreted and applied as if the day immediately preceding the Recapitalization Date were the final day of the then-current Fiscal Year and the Recapitalization Date were the first day of a new Fiscal Year.
8.2
Distributions.
A.
Current Distributions.
(i)
Net Income shall be distributed in the following order and priority:
(a)
Class A Limited Partners. For each Fiscal Year, the Partnership shall distribute to each Class A Limited Partner, from time to time, but in no event later than 180 days after the end of such Fiscal Year, a total amount of cash equal to the amount of Net Income allocated to the Class A Limited Partner for such Fiscal Year.
(b)
Profits Interest Holders (with respect to pre-Recapitalization Date Net Income). For each Fiscal Year beginning before the Recapitalization Date, the Partnership shall distribute to each Profits Interest Holder, from time to time, but in no event later than 180 days after the end of such Fiscal Year, a total amount of cash equal to the amount of aggregate Net Income allocated to such Profits Interest Holder for such Fiscal Year pursuant to Section 8.1A(ii).
(c)
Service Partners (and former Service Partners). For each Fiscal Year, the Partnership shall distribute to each Service Partner (and former Service Partner, as applicable), from time to time, but in no event later than 180 days after the end of such Fiscal Year, a total amount of cash equal to the amount, if any, of aggregate Net Income allocated to the Service Partner (or former Service Partner, as applicable) for such Fiscal Year.
(d)
Class B Limited Partners, Profits Interest Holders and Subordinated Limited Partners. For each Fiscal Year, the Partnership shall distribute to each Class B Limited Partner, Profits Interest Holder, and Subordinated Limited Partner, from time to time, but in no event later than 180 days after the end of such Fiscal Year, a total amount of cash equal to the amount of aggregate Net Income allocated to such Class B Limited Partner, Profits Interest Holder, or Subordinated Limited Partner, as applicable, for such Fiscal Year; provided, that any distribution otherwise payable to a Profits Interest Holder under this Section 8.2A(i)(d) shall be without duplication of, and reduced by, any distribution made to such holder under Section 8.2A(i)(c) for such Fiscal Year.
(e)
General Partners.
1.
For each Fiscal Year, the Partnership shall distribute to each General Partner, from time to time, but in no event later than 180 days after the end of such Fiscal Year, a total amount of cash equal to the amount of Net Income allocated to the General Partner for such Fiscal Year, net of the amount retained by the Partnership pursuant to Section 8.2A(i)(e)(2) below.
2.
Net Income allocated to each General Partner in Section 8.1A(vii) above may be retained by the Partnership as capital (in which case, such retained amount shall be credited to the General Partner’s Adjusted Capital Contribution) in such amounts and at such times as determined by the Managing Partner in its sole discretion. Such amount shall not be withdrawn by the General Partner, except as otherwise provided in this Agreement.
(ii)
The Partnership shall distribute to each Service Partner, from time to time, but in no event later than 180 days after the end of such Fiscal Year the total amount that such Service Partner is entitled to receive pursuant to the Service Partner Distribution Policy as in effect for the relevant fiscal period or portion thereof.
B.
Distributions Upon Dissolution.
(i)
Upon the dissolution of the Partnership as a result of the occurrence of any of the events set forth in Section 2.4 hereof, the Managing Partner shall proceed to liquidate the Partnership, and the proceeds of liquidation (the “Proceeds of Liquidation”) shall be applied and distributed in the following order of priority:

(a) To the payment of debts and liabilities of the Partnership, including the expenses of liquidation, but expressly excluding (x) all Capital Contributions of all General Partners, Class A Limited Partners, Class B Limited Partners and Subordinated Limited Partners, the return of all of such Capital Contributions are provided for below and all of which is equity capital of the Partnership and (y) the payment of any accrued but unpaid amounts due under Section 3.3B;

(b) To the payment of any accrued but unpaid amounts due under Section 3.3B;

(c) To the payment of any accrued but unpaid amounts due under Section 8.2A hereof;

(d) To the repayment of the Capital Contributions of the Class A Limited Partners and the Class B Limited Partners;

(e) To the repayment of the Capital Contributions of the Subordinated Limited Partners;

(f) To the repayment of the General Partners’ Adjusted Capital Contributions; and

(g) Except as otherwise provided in Sections 8.4 or 8.5 hereof, the balance of the Proceeds of Liquidation, if any, shall be distributed to the General Partners in proportion to their respective General Partner Percentages.

(ii)
Notwithstanding the foregoing, in the event the Managing Partner shall determine that an immediate sale of part or all of the Partnership assets would cause undue loss to the Partners, the Managing Partner, in order to avoid such loss, may, after having given Notice to all the Class A Limited Partners, Class B Limited Partners and Subordinated Limited Partners, either defer liquidation of, and withhold from distribution for a reasonable time, any assets of the Partnership except those necessary to satisfy the Partnership debts and obligations, or distribute the assets to the Partners in kind.
(iii)
Net Income generated by transactions in connection with the dissolution and liquidation of the Partnership (for the avoidance of doubt, excluding transactions subject to Section 8.4 or Section 8.5) shall be allocated and distributed in accordance with Sections 8.1A and 8.2A hereof (excluding for these purposes Section 8.2A(ii) hereof), respectively.
8.3
Distribution of Frozen Appreciation Amount.

Notwithstanding the provisions of Section 8.2 hereof, in the event any tract of Real Estate of Edward D. Jones & Co., L.P. or EDJ Leasing Co., L.P. is sold, then there shall be distributed from the net proceeds of such sale (prior to making any distributions pursuant to the provisions of Section 8.2 hereof) to each General Partner an amount equal to such General Partner’s Frozen Appreciation Amount with respect to such tract of Real Estate. The balance of any proceeds resulting from any such sale shall then be distributed in accordance with Section 8.2 hereof or shall otherwise be used or retained by the Partnership as provided herein. As of December 31, 2024, the Frozen Appreciation Amount totaled $4,741,040.

8.4
Sale of Assets to Third Party.
A.
In the event the Partnership shall sell or otherwise dispose of, at one time, all, or substantially all, of its assets (a “Sale”) to any one Person or to any one Person and its Affiliates and the Partnership is thereafter liquidated within 180 days, then the provisions of Section 8.3 and this Section 8.4 shall be applicable with respect to the order of priority of distribution of the Proceeds of Liquidation.
B.
For the purposes of this Section 8.4 the term “substantially all” shall be deemed to mean assets of the Partnership or of any of its significant subsidiaries representing 80% or more of the net book value of all of the Partnership’s assets (or such significant subsidiary’s assets) determined as of the end of the most recently completed Fiscal Year.
C.
Prior to making any payments to the General Partners pursuant to Section 8.2B(i)(g) hereof (but after making all other payments required by Section 8.2B(i) and all payments required by Section 8.3 hereof) the Partnership shall distribute: (i) to the Class A Limited Partners and Class B Limited Partners, in the aggregate, a percentage of the Premium (as hereinafter defined) equal to the same percentage of the Net Income of the Partnership which the Class A Limited Partners and Class B Limited Partners, in the aggregate, shall receive (pursuant to Section 8.2A hereof) from the Partnership for the current Fiscal Year of the Partnership, with such percentage apportioned between Class A Limited Partners on the one hand and Class B Limited Partners on the other hand based upon each such class’s relative share of such Net Income; and (ii) to the Subordinated Limited Partners an amount equal to the product of the Premium remaining after the payment required by Section 8.4C(i) hereof times a fraction, the numerator of which is the total Capital Contributions of the Subordinated Limited Partners (on the date of the Sale) and the denominator of which is (X) the total Capital Contributions of the Subordinated Limited Partners (on the date of the Sale) plus (Y) the total of the General Partner’s Adjusted Capital Contributions (on the date of the Sale).
D.
“Premium” means the Proceeds of Liquidation remaining after the payment of the items set forth in Sections 8.2B(i)(a), (b), (c), (d), (e) and (f) hereof.
E.
Any amounts payable to the Class A Limited Partners, Class B Limited Partners and the Subordinated Limited Partners pursuant to this Section 8.4 shall be disbursed pro-rata to the Class A Limited Partners, Class B Limited Partners and the Subordinated Limited Partners based on their Capital Contributions on the date of the Sale.
F.
Neither the Partnership nor the General Partners shall have any obligation to cause a Sale to occur.
8.5
Other Sales or Dispositions to Third Party.

In the event the Partnership or any of its significant subsidiaries, in a transaction (dealing with all or substantially all of the business of the Partnership or such significant subsidiary) not covered by Section 8.4 hereof (but similar in scope and nature to such a transaction), sells assets, merges or has a public offering, it is hereby stated that it is the intention of the General Partners that the Class A Limited Partners, Class B Limited Partners and the Subordinated Limited Partners shall share in any “profit” or “premium” recognized from such transaction. Because it is impossible at this time to foresee all possible factual situations that may occur with respect to a given transaction, it is equally impossible to determine a fair, just and equitable formula at this time to distribute a portion of such “profit” or “premium” to the Class A Limited Partners, Class B Limited Partners and the Subordinated Limited Partners. It is stated, however, at this time, as a matter of policy of the Partnership that it is the intention of the General Partners to allow the Class A Limited Partners, Class B Limited Partners and the Subordinated Limited Partners to share a portion of such “profit” or “premium” (assuming any “profit” or “premium” is also actually distributed to the General Partners) in a fair, just and equitable manner in such amount, if any, as determined in the sole and absolute discretion of the Managing Partner at the time of such transaction. In making such determination of such amount, if any, the Managing Partner shall not be bound by the formula set forth in Section 8.4 hereof. Neither the Partnership nor the General Partners shall have any obligation, however, to cause such transaction to occur and no Class A Limited Partner, Class B Limited Partner nor Subordinated Limited Partner shall have any right to bring any cause of action against the Partnership or its General Partners by reason of any statement made in this Section 8.5.

8.6
Allocations for Capital Account Purposes and Tax Purposes.
A.
Allocations for Capital Account Purposes.
(i)
For each taxable year or other applicable period, after taking into account all contributions and distributions during such taxable year or other period, and after making the allocations set forth in Sections 8.6A(iii) through 8.6A(viii) and any allocations set forth in Section 9.3C and 9.4, Profits or Losses shall be allocated in a manner such that, after such allocations have been made, each Partner’s Capital Account is as nearly as possible equal to the difference of: (x) the amount that would be distributed to such Partner if (i) the Partnership sold all of its assets (other than cash and claims of the Partnership for contributions) for an amount of cash equal to their respective 704(b) Book Values (taking into account any adjustments thereto for such taxable year or other period), (ii) all unconditional obligations of the General Partners, Class A Limited Partners, Class B Limited Partners and Subordinated Limited Partners to contribute capital to the Partnership were collected in full, (iii) all Partnership liabilities were satisfied (limited with respect to each nonrecourse liability to the 704(b) Book Value of the assets securing such liability), and (iv) the remaining cash of the Partnership was distributed to the applicable Partners in accordance with Sections 8.2B(i)c. through 8.2B(i)g. and Section 8.3 of this Agreement (as determined giving effect to Section 8.1B of this Agreement and, if and to the extent actually applicable in such taxable year or other period, Section 8.4, Section 8.5 and Article Six of this Agreement); minus (y) the sum of such Partner’s share of “partnership minimum gain” (within the meaning of Regulations Section 1.704-2(b)(2)), “partner nonrecourse debt minimum gain” (within the meaning of Regulations Section 1.704-2(i)(2)), and any other amounts that such Partner is treated as obligated to restore to the Partnership for purposes of Regulations Section 1.704-1(b)(2)(ii)(d). Notwithstanding any other provision of this Agreement, neither Losses nor items of loss or deduction shall be allocated to a Partner for any taxable year or other period if and to the extent such allocations would result in such Partner having an Adjusted Capital Account Deficit as of the end of such taxable year or other period.

(ii)
For purposes of this Agreement, the following terms shall have the following meanings:
(a)
“Adjusted Capital Account Deficit” shall mean, with respect to any Partner, the deficit balance, if any, in such Partner’s Capital Account as of the end of any taxable year or other period, after (a) increasing such Capital Account by any amounts that such Partner is obligated to restore, or is deemed to be obligated to restore pursuant to the penultimate sentences of Regulations Sections 1.704-2(g)(1) and 1.704-2(i)(5), and (b) decreasing such Capital Account by the items described in Regulations Sections 1.704-1(b)(2)(ii)(d)(4), (5) and (6). This definition of Adjusted Capital Account Deficit is intended to comply with the provisions of Regulations Section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.
(b)
“Profits” or “Losses” shall mean, for each taxable year or other period, an amount equal to the Partnership’s taxable income or loss for such taxable year or other period, determined in accordance with IRC Section 703(a) (including all items of income, gain, loss or deduction required to be stated separately under IRC Section 703(a)(1)), with the following adjustments:

(1) Any income of the Partnership that is exempt from federal income tax and not otherwise taken into account in computing Profits or Losses will be added to taxable income or loss;

(2) Any expenditures of the Partnership described in IRC Section 705(a)(2)(B) or treated as IRC Section 705(a)(2)(B) expenditures under Regulations Section 1.704‑1(b)(2)(iv)(i), and not otherwise taken into account in computing Profits or Losses, will be subtracted from taxable income or loss;

(3) Gain or loss resulting from any disposition of a Partnership asset with respect to which gain or loss is recognized for federal income tax purposes will be computed by reference to the 704(b) Book Value of the asset, notwithstanding that the adjusted tax basis of the asset differs from its 704(b) Book Value;

(4) If the 704(b) Book Value of any Partnership asset is adjusted pursuant to Regulations Section 1.704-1(b)(2)(iv)(e) or (f), the adjustment will be taken into account as gain or loss from disposition of the asset for purposes of computing Profits or Losses;

(5) To the extent an adjustment to the adjusted tax basis of any Partnership asset pursuant to IRC Section 734(b) is required pursuant to Regulations Section 1.704-1(b)(2)(iv)(m)(4) to be taken into account in determining Capital Accounts as a result of a distribution other than in complete liquidation of a Partner’s interest, the amount of such adjustment shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases the basis of the asset) from the disposition of the asset for purposes of computing Profits or Losses;

(6) In lieu of depreciation, amortization and other cost recovery deductions taken into account in computing taxable income or loss, there will be taken into account depreciation, amortization or other cost recovery deductions as computed in accordance with Regulations Section 1.704-1(b)(2)(iv)(g)(3) for the taxable year or other period; and

(7) Any items which are “specially allocated” pursuant to Sections 8.6A, 9.3 or 9.4 will not be taken into account in computing Profits or Losses, provided, that any items to be specially allocated will be determined by applying rules analogous to those set forth in the preceding subparagraphs (1) through (6).

(c)
“704(b) Book Value” shall mean, with respect to any asset, the book value of such asset as determined for purposes of maintaining the Capital Accounts of the Partners in accordance with IRC Section 704(b) and the Regulations thereunder.
(iii)
If for any taxable year or other period there is a net decrease in “partnership minimum gain” (within the meaning of Regulations Section 1.704-2(b)(2)), then, except to the extent permitted by Regulations Section 1.704-2(f), items of income and gain for such taxable year or other period (and, if necessary, subsequent taxable years or other periods) shall be specially allocated to each Partner to the extent of such Partner’s share of such net decrease (calculated pursuant to Regulations Section 1.704-2(g)). This Section 8.6A(iii) is intended to satisfy the “minimum gain chargeback” requirement of Regulations Section 1.704-2(f) and shall be interpreted consistently therewith.
(iv)
If for any taxable year or other period there is a net decrease in a “partner nonrecourse debt minimum gain” (within the meaning of Regulations Section 1.704-2(i)(2)), then, except to the extent permitted by Regulations Section 1.704-2(i)(4), items of income and gain for such taxable year or other period (and, if necessary, subsequent taxable years or other periods) shall be specially allocated to each Partner to the extent of such Partner’s share of such net decrease (calculated pursuant to Regulations Section 1.704-2(i)(5)). This Section 8.6A(iv) is intended to constitute a “partner nonrecourse debt minimum gain chargeback” as provided in Regulations Section 1.704-2(i)(4) and shall be interpreted consistently therewith.
(v)
In the event any Partner unexpectedly receives any adjustments, allocations or distributions described in Regulations Section 1.704-1(b)(2)(ii)(d)(4), 1.704-1(b)(2)(ii)(d)(5), or 1.704-1(b)(2)(ii)(d)(6), items of Partnership income and gain shall be specially allocated to each such Partner in an amount and manner sufficient to eliminate, to the extent required by the Regulations, any Adjusted Capital Account Deficit of such Partner created by such adjustments, allocations or distributions as quickly as possible, provided, that an allocation pursuant to this Section 8.6A(v) shall be made only if and to the extent that such Partner would have an Adjusted Capital Account Deficit after all other allocations have been tentatively made as if this Section 8.6A(v) were not in this Agreement. This Section 8.6A(v) is intended to comply with the “qualified income offset” requirement set forth in Regulations Section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.

(vi)
“Nonrecourse Deductions” (within the meaning of Regulations Section 1.704-2(b)(1)) for each taxable year or other period shall be specially allocated to the Partners in accordance with their respective interests in Partnership profits, as determined by the Managing Partner. “Partner nonrecourse deductions” (within the meaning of Regulations Sections 1.704-2(i)(1) and 1.704-2(i)(2)) shall be specially allocated in the manner required in Regulations Section 1.704-2(i)(1).
(vii)
To the extent an adjustment to the adjusted tax basis of any Partnership asset under IRC Sections 734(b) or 743(b) is required to be taken into account in determining Capital Accounts under Regulations Section 1.704‑1(b)(2)(iv)(m) as the result of a distribution to a Partner in complete liquidation of such Partner’s interest in the Partnership, the amount of such adjustment shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases the basis), and such gain or loss shall be specially allocated to the Partners in accordance with their interests in the Partnership in the event that Regulations Section 1.704‑1(b)(2)(iv)(m)(2) applies, or to the Partner to whom such distribution was made in the event that Regulations Section 1.704‑1(b)(2)(iv)(m)(4) applies.
(viii)
If during any taxable year or other period, any Partner dies or a “liquidation of a partner’s interest” (as defined in IRC Section 761(d)) is completed in respect of any Partner, each such Partner shall be specially allocated gross items of income, gain, loss or deduction if and to the extent necessary to cause such Partner’s final Capital Account to equal the difference determined in respect of such Partner pursuant to Section 8.6A(i), provided, that an allocation pursuant to this Section 8.6A(viii) shall be made only if and to the extent that such Partner’s final Capital Account would not equal the difference determined in respect of such Partner pursuant to Section 8.6A(i) after all other allocations have been tentatively made as if Section 8.6A(v) and this Section 8.6A(viii) were not in this Agreement.
B.
Allocations for Tax Purposes. All items of income, gain, loss and deduction shall be allocated for federal (and applicable state and local) income tax purposes in the same manner as the corresponding items of income, gain, loss and deduction are allocated for purposes of maintaining the Capital Accounts of the Partners; provided, however, that in respect of any asset for which there is a variation between the adjusted tax basis and the 704(b) Book Value of such asset, the Partnership shall account for such variation in accordance with IRC Section 704(c) and the principles thereof, using such method(s) as determined in the discretion of the Managing Partner. Allocations pursuant to this Section 8.6B are solely for federal (and applicable state and local) income tax purposes and shall not affect, or in any way be taken into account in computing, any Partner’s Capital Account or any Partner’s share of Profits, Losses, or any other items taken into account in computing the Partner’s Capital Account pursuant to any provision of this Agreement. For the avoidance of doubt, nothing in this Section 8.6B shall limit the discretion provided the Managing Partner in Section 9.4.
C.
Compliance with IRC Section 704.
(i)
The provisions of this Section 8.6 are intended to comply with IRC Section 704 and the Regulations thereunder and shall be interpreted and applied in a manner consistent therewith.

(ii)
Notwithstanding anything to the contrary in this Agreement, if the sum of the amounts that would be distributed to any Partner pursuant to clauses c. through g. of Section 8.2B(i), Section 8.3, Section 8.4 and Section 8.5 differs from the balance in such Partner’s Capital Account (as determined after giving effect to all contributions, distributions and allocations for all periods, other than distributions pursuant to clauses c. through g. of Section 8.2B(i), Section 8.3, Section 8.4 and Section 8.5), then the amount distributed to each such Partner shall be the balance of such Partner’s Capital Account (as so determined). This Section 8.6C(ii) is intended, and shall be interpreted, to comply with Regulations Section 1.704-1(b)(2)(ii)(b)(2).
8.7
Liability of General Partners.

Except as specified in Section 9.3C and Article Ten below, no General Partner shall be liable or accountable, directly or indirectly (including by way of indemnification, contribution, assessment or otherwise), for any debts, obligations or liabilities of, or chargeable to, the Partnership or each other, whether arising in tort, contract, or otherwise, which are created, incurred or assumed by the Partnership (or owing to creditors or Partners during liquidation of the Partnership) while the Partnership is a registered limited liability limited partnership.

ARTICLE NINE BOOKS, RECORDS AND REPORTS,
ACCOUNTING, TAX ELECTIONS, ETC.

9.1
Books, Records and Reports.
A.
Proper and complete records and books of account shall be kept (or caused to be kept) by the Partnership in which shall be entered all transactions and other matters relative to the Partnership’s business. The Partnership’s books and records shall be prepared in accordance with GAAP, except as otherwise required pursuant to Section 8.6. The books and records shall at all times be maintained at the principal office of the Partnership and shall be open for examination and inspection by the Partners or by their duly authorized representatives during reasonable business hours. In particular, the following books and records shall be kept:
(i)
a current list and a past list of the full name and last known mailing address of each Partner, specifying the General Partners, the Class A Limited Partners, the Class B Limited Partners, the Subordinated Limited Partners, the Service Partners and the Profits Interest Holders, in alphabetical order, including the date of admission or withdrawal of each Partner. To the extent provided by the Missouri Limited Partnership Act, these lists shall be provided to the Secretary of State of Missouri, without cost, upon the Secretary’s written request;
(ii)
a copy of the Certificate of Limited Partnership and all certificates of amendment thereto, together with executed copies of any powers of attorney pursuant to which any Certificate has been executed;
(iii)
copies of the Partnership’s federal, state and local income tax returns and reports, if any, for the three most recent Fiscal Years;
(iv)
a copy of the Service Partner Distribution Policy; and

(v)
copies of any written agreements of the Partnership in effect and any financial statements of the Partnership for the three most recent years.
B.
The Partnership shall have prepared at least annually, at the Partnership’s expense, financial statements (balance sheet, statement of income or loss, partners’ equity, and changes in financial position) prepared in accordance with GAAP, which shall fairly reflect the Partnership’s financial position at the date shown and its results of operations for the period indicated. Copies of such statements and reports shall be made available to the Partners annually. Such financial statements shall be audited by a registered public accounting firm appointed by an audit committee established by the Managing Partner or the Enterprise Leadership Team pursuant to Section 4.10 of this Agreement.
C.
The Partnership shall have prepared at least annually, at the Partnership’s expense, a report containing Partnership information that the Partnership reasonably determines is necessary in the preparation of the Partners’ federal income tax returns. Copies of such report shall be distributed to each Partner within 90 calendar days after the end of the applicable taxable year or as soon as reasonably practicable thereafter.
9.2
Bank Accounts.

The bank accounts of the Partnership shall be maintained in such banking institutions as the Managing Partner shall determine, and withdrawals shall be made only in the regular course of Partnership business on such signature or signatures as the Managing Partner may determine, unless other signatories are authorized pursuant to Section 4.1A hereto.

9.3
Depreciation and Tax Elections.
A.
All elections required or permitted to be made by the Partnership under applicable tax law shall be made at the direction of the Managing Partner.
B.
Notwithstanding anything to the contrary in this Section 9.3, the Managing Partner shall not be responsible for initiating any change in accounting (including tax accounting) methods from the methods initially chosen.
C.
The Managing Partner is hereby designated as the “tax matters partner” under IRC Section 6231(a)(7) and, for any taxable year of the Partnership for which the Partnership is subject to the Revised Partnership Audit Procedures, the Managing Partner (or the Managing Partner’s designee) shall be the “partnership representative” within the meaning of such Revised Partnership Audit Procedures (collectively, the “Partnership Representative”). For the avoidance of doubt, the Partnership may have different Partnership Representatives with respect to different tax years and different tax regimes. Every Partner and former Partner agrees to cooperate with, and to take any actions requested by, the Partnership Representative in connection with the conduct of any and all tax examinations and proceedings of or related to the Partnership (which requested actions may include, without limitation, the filing of amended tax returns and the paying of any taxes due in connection therewith). All reasonable costs and expenses incurred by the Partnership Representative in such capacity shall be borne by the Partnership. If the Partnership directly or indirectly bears, incurs or pays for any tax (including, without limitation, any imputed underpayment, interest, penalties, or addition to tax) arising from or otherwise attributable to the status, classification, action, inaction or Partnership interest of a Partner or former Partner (including, without limitation, under or on account of the Revised Partnership Audit Procedures), the Partnership Representative shall be permitted and authorized to attribute such liability to such Partner or former Partner, and any such amount so attributed to a Partner or former Partner shall be considered a “tax payment loan amount” in respect of such Partner or former Partner. For so long as any tax payment loan amount or interest thereon remains unpaid by the Partner or former Partner, any amounts otherwise distributable by the Partnership to such Partner or former Partner pursuant to this Agreement shall be first applied to the payment of any unpaid interest on all tax payment loan amounts, and then to the repayment of the principal of any tax payment loan amounts, and any amounts so applied shall be treated for all purposes of this Agreement as having been distributed to such Partner or former Partner. In the event the Partnership Representative issues a “payment due notice” to any Partner or former Partner in respect of any tax payment loan amount, said Partner or former Partner shall be required to make a payment of such amount to the Partnership within thirty (30) days of the date of such payment due notice, and any amount remaining unpaid thereafter shall accrue interest at the rate provided in the promissory note for a term loan to fund the Capital Contribution of a Class A Limited Partner or Class B Limited Partner in effect at the time of such payment due notice. Notwithstanding the foregoing, if a tax payment loan amount arises with respect to a Partner, the Managing Partner may in its sole discretion elect (without duplication) to adjust allocations of Net Income or Net Loss or items thereof to such Partner so as to cause such Partner to bear the economic burden of such amount (and to the extent that such Partner economically bears such amount, the applicable tax payment loan amount shall be correspondingly treated as satisfied and no longer outstanding). The Managing Partner may adjust allocations pursuant to Section 8.6 to cause any corresponding item of income, gain, loss or deduction to be specially allocated in a manner that reflects the economic arrangement of this Section 9.3C. The provisions of this Section 9.3C shall survive the termination of the Partnership and, in respect of any Partner, any withdrawal of such Partner, and shall remain binding on each Partner for the period necessary to resolve any tax examination or proceeding involving or related to the Partnership. Notwithstanding anything to the contrary in this Agreement and, for the avoidance of doubt, no Partner shall have any right to be indemnified by the Partnership or any of its Affiliates for any obligations of such Partner relating to any tax payment loan amount of such Partner or any individual tax contest or proceeding.
9.4
PTET Regime.

If the Managing Partner determines pursuant to Section 4.6B that the Partnership or any subsidiary thereof should participate in a PTET Regime, the Partnership and the Partners shall undertake such actions and omissions as the Managing Partner determines are necessary or advisable to effect such participation and the desired apportionment of economic and tax benefits and burdens relating thereto. Without limiting the foregoing, if the Partnership makes or anticipates making any payment arising from or in connection with any PTET Regime, regardless of whether the Partnership affirmatively elected into such PTET Regime (a “PTET Payment”):

A.
Such amount may be allocated to such Partners (or former Partners who were Partners during the period to which such PTET Payment relates) in such proportions as the Managing Partner determines to be appropriate. Any amount so allocated to a Partner shall be due and payable by such Partner or former Partner to the Partnership and contributed by such Partner to the Partnership within thirty (30) days of notice of such allocation; provided, however, that the Managing Partner may cause the Partnership to (a) withhold proceeds otherwise distributable to such Person based upon a reasonable expectation that such Person will be allocated a PTET Payment, and/or (b) recover such PTET payments from proceeds otherwise distributable to such Person (in which case, such amounts shall be treated as nevertheless having been distributed to such Person and repaid to the Partnership in satisfaction of the PTET Payment allocated to such Person). For the avoidance of doubt, no amount treated as a PTET Payment shall give rise to a tax payment loan under Section 9.3C, and no contribution made in respect of a PTET Payment will be treated as a Capital Contribution (except, to the extent required by applicable tax law, for purposes of maintaining Capital Accounts).
B.
Except as otherwise determined by the Managing Partner, any tax credit arising from or corresponding to a PTET Payment shall be allocated to the Partners and former Partners in the same manner as such PTET Payment is allocated under Section 9.4A. Further, except as otherwise determined by the Managing Partner and notwithstanding Section 8.6A(i), items of Profit and Loss (and, subject to the limitations of Section 8.6B, taxable items corresponding thereto) arising from or attributable to any PTET Payment shall be allocated among the Partners and former Partners in the same manner as such PTET Payment is allocated pursuant to Section 9.4A above. If any allocation prescribed under this Section 9.4B is not permitted by applicable tax law, the Managing Partner shall adjust allocations hereunder and may adjust the application of Section 9.4A to cause the Partnership and its allocations to comport with such law in such manner as the Managing Partner determines to be appropriate.
C.
Notwithstanding Sections 8.1 and 8.2, the Managing Partner may modify calculations, allocations, and distributions of Net Income and Net Loss (or items thereof) so as to cause such amounts to be tentatively calculated and allocated in the same manner that they would have been had the Partnership not incurred any PTET Payment or as it otherwise determines to be necessary or appropriate to give effect to the intent of the Partners, as reflected in Sections 9.4A and 9.4B.

ARTICLE TEN Liability; Indemnification

10.1
Liability of General Partners.
A.
Except as otherwise provided in this Agreement, a General Partner shall only be liable to make the payment of the General Partner’s Capital Contribution required hereunder. Except as otherwise provided in this Agreement, no General Partner shall be liable for any obligations of the Partnership, any other Partner, or the Managing Partner, unless personally guaranteed by the General Partner pursuant to a separate document.
B.
No distribution of Net Income or other cash to any General Partner shall be determined a return or withdrawal of a Capital Contribution unless so designated by the Managing Partner. No General Partner, except as otherwise provided in this Agreement or specifically provided in the Missouri Limited Partnership Act or the Missouri Partnership Act,

shall be obligated to pay any distribution to or for the account of the Partnership or any creditor of the Partnership.
10.2
Exculpation.

No General Partner or former General Partner (individually, and collectively, a “Covered Person”) shall be liable to the Partnership or any other Person for any losses, claims, damages, liabilities, costs, expenses (including reasonable legal and experts’ fees, costs and expenses), judgments, awards, fines, settlements or other amounts arising from any and all claims, demands, actions, suits or proceedings, whether civil, criminal, arbitral, administrative or investigative (each, a “Claim”) incurred by reason of any act or omission performed or omitted by such Covered Person on behalf of the Partnership or failure to act (even if such action, omission or failure to act constituted negligence on such Person’s part) on behalf of the Partnership; provided, however, that (and notwithstanding any other provision contained in this Agreement) this provision shall not limit the liability of a Covered Person (a) for fraud, (b) acts or omissions not in subjective good faith or which involve intentional misconduct or a knowing violation of law or which were grossly negligent, (c) for any transaction in which such Covered Person derived improper personal benefit, or (d) for any liability in connection with a Suspension Event provided in Section 6.11 hereof. Any repeal or modification of this Section 10.2 shall not adversely affect any right or protection of a Covered Person existing hereunder with respect to any act or omission occurring prior to such repeal or modification.

10.3
Indemnification by Partnership.

To the fullest extent permitted under applicable law, the Partnership shall indemnify, defend and hold each Covered Person harmless from and against any and all Claims brought against such party arising out of or in connection to acts or omissions performed in connection with the business of the Partnership, and shall indemnify and hold each such Covered Person harmless from and against all resulting awards, settlements, damages, liabilities, fines, costs and expenses (including reimbursement of reasonable attorneys’ and experts’ fees and court costs), to the extent that such Claim results from or is attributable to acts or omissions performed or omitted to be performed by such Covered Person unless such act was not: (a) in good faith on behalf of the Partnership, (b) in a manner reasonably believed by such indemnitee to be within the scope of the authority granted to such Covered Person by this Agreement, nor (c) in the best interests of the Partnership; provided, however, the Partnership shall have no indemnification obligation for Claims to the extent directly attributable to acts or omissions of such Covered Person that constitute (i) fraud, (ii) acts or omissions of a Covered Person not in subjective good faith or which involve intentional misconduct or a knowing violation of law or which were grossly negligent, (c) for any transaction in which such Covered Person derived improper personal benefit, or (d) for any liability in connection with a Suspension Event as provided in Section 6.11 hereof.

10.4
Indemnification by General Partners.
A.
To the fullest extent permitted under applicable law, each individual General Partner, severally but not jointly and severally, shall indemnify, defend, and hold harmless the Partnership from and against any Claims brought by or on behalf of a third party arising against the Partnership or any Covered Person out of or in connection to the acts or omissions of such individual General Partner that constitute (i) fraud, (ii) acts or omissions not in subjective good faith or which involve intentional misconduct or a knowing violation of law or which were grossly negligent, (iii) for any transaction in which such General Partner derived improper personal benefit, or (iv) a Suspension Event.
B.
For purposes of satisfying any indemnification and any saving harmless obligations under this Section 10.4, the Partnership has discretion to require the indemnifying party to sell any and all of its Partnership interests to fulfill such obligations.
10.5
Control of Defense.

The indemnified party shall notify the indemnifying party promptly and in writing of any Claim for which it is entitled to indemnification hereunder. Failure or delay in providing such Notice shall not relieve the indemnifying party of its indemnification obligations, except to the extent the indemnifying party demonstrates that the defense or settlement of the Claim has been prejudiced thereby. The Partnership shall have the absolute right to control the defense and settlement of any Claim (whether it is the indemnitee or indemnitor hereunder) in its sole discretion or may at any time tender control of the defense or settlement of such Claim to the indemnified party.

10.6
Effect of Future Amendments to Partnership Agreement.

In the event an amendment to this Agreement reduces or eliminates any Covered Person’s right to indemnification pursuant to Section 10.3, such amendment shall not be effective with respect to any Covered Person’s right to indemnification that accrued prior to the date of such amendment. For purposes of this Section, a right to indemnification shall accrue as of the date of the event underlying the Claim that gives rise to such right to indemnification.

10.7
Expenses; Certain Limitations.
A.
Expenses (including reasonable legal fees and expenses) incurred by a Covered Person in defending any Claim shall timely be advanced by the Partnership prior to the final disposition of such Claim upon receipt by the Partnership of a written agreement by or on behalf of the Covered Person to repay such amount if it shall be finally determined that the Covered Person is not entitled to be indemnified as authorized in this Agreement.
B.
Without limiting Section 10.7A, the Partnership shall not be obligated pursuant to this Agreement:
(i)
to indemnify or advance expenses to a Covered Person with respect to a Claim (or part thereof) initiated by such Covered Person, except with respect to a Claim brought to establish or enforce a right to indemnification (which shall be governed by the provisions of Section 10.3), unless such Claim (or part thereof) was authorized or consented to by the Managing Partner;
(ii)
to indemnify a Covered Person for any expenses incurred by such Covered Person with respect to any Claim instituted by the Covered Person to enforce or interpret this Agreement, unless the Covered Person is successful in establishing the Covered Person’s right to indemnification in such Claim, in whole or in part, or unless and to the extent that the court in such Claim shall determine that, despite the Covered Person’s failure to establish such Person’s right to indemnification, the Covered Person is entitled to indemnity for such expenses; provided, however, that nothing in this Section 10.7B(ii) is intended to limit the Partnership’s obligation with respect to the advancement of expenses to the Covered Person in connection with any such Claim instituted by the Covered Person to enforce or interpret this Agreement;
(iii)
to indemnify a Covered Person in connection with Claims brought by the Partnership or any of its subsidiaries against a Covered Person, including without limitation Claims involving the enforcement of any non-compete and/or non-disclosure agreements or the provisions of employment, consulting or similar agreements such Covered Person may be a party to with the Partnership, or any subsidiary of the Partnership or any other applicable foreign or domestic corporation, partnership, joint venture, trust or other enterprise, if any;
(iv)
to indemnify a Covered Person for amounts indemnified by the Partnership other than pursuant to this Agreement and amounts paid pursuant to policies of directors and officers’ liability or other insurance;
(v)
to indemnify a Covered Person in respect to remuneration paid to the Covered Person if it shall be determined by a final judgment or other final adjudication that such remuneration was in violation of law; or
(vi)
to indemnify a Covered Person if a final adjudication by a court having jurisdiction in the matter shall determine that such indemnification is not lawful.
10.8
Non-Exclusivity.

The indemnification and advancement of expenses provisions set forth in this Agreement shall not be exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any statute, the Missouri Limited Partnership Act, the Missouri Partnership Act, the Certificate of Limited Partnership, this Agreement, any other agreement, a vote of General Partners, a policy of insurance or otherwise, and shall not limit in any way any right which the Partnership may have to make additional indemnification with respect to the same or different Persons or classes of Persons, as determined by the Managing Partner. The indemnification and advancement of expenses set forth in this Agreement shall continue as to a Person who has ceased to be a Covered Person and shall inure to the benefit of the heirs, executors, administrators, successors and assigns of such a Person.

10.9
Insurance.

The Partnership may purchase and maintain insurance to cover claims against the Covered Persons in such capacity, or arising out of their status as Covered Persons, whether or not the Partnership would have the power to indemnify them against such liability under this Article Ten.

10.10
Settlement.

The Partnership shall have no obligation to indemnify a Covered Person under this Agreement for amounts paid in settlement of any Claim without the Enterprise Leadership Team’s prior written consent, which shall not be unreasonably withheld, and such written consent shall be provided pursuant to Section 4.4B hereof as evidenced by a resolution of the Enterprise Leadership Team. The Partnership shall not settle any Claim in any manner that would impose any fine or other obligation on a Covered Person without such Covered Person’s prior written consent, which shall not be unreasonably withheld.

ARTICLE ELEVEN ARBITRATION and Class waiver

THIS AGREEMENT CONTAINS THE FOLLOWING
BINDING ARBITRATION PROVISION WHICH MAY BE ENFORCED
BY THE PARTNERSHIP AND THE PARTNERS

11.1
Arbitration.
A.
Except for Excluded Claims (as defined below), any controversy, claim or dispute between the Partnership, or any of its current, former, and future Affiliates (including EDJ), associates, and/or agents, and any Partner or former Partner or between Partners and/or former Partners (individually a “Party” and collectively the “Parties”), including, but not limited to, any controversy, claim or dispute arising out of or relating to any provision of this Agreement; or the breach, termination or validity thereof or any breach of an actual or implied contract of employment between the Partnership and a Party; or any claim of unjust or tortious discharge (including any claim of fraud, negligence, or intentional or negligent infliction of emotional distress); or any document or agreement or policy of the Partnership (including, but not limited to, Partnership benefit and retirement plans, Partnership office manuals, Partnership affirmative action plans and Partnership policies), equal opportunity employer plans and policies; or any claims or violations related to or arising out of a Partner’s employment, alleged employment or status as an associated person with the Partnership or any of its Affiliates, also including without limitation, the application, interpretation, performance or enforcement of any right, obligation or fiduciary duty under this Agreement or such other documents and agreements whether arising before or after the date of this Agreement (collectively, a “Dispute”) will be resolved as provided for in this Article Eleven, which shall be the sole and exclusive procedures for the resolution of any Dispute.

This Article Eleven shall be enforceable under and subject to the Federal Arbitration Act, 9 U.S.C. § 1, et seq. (“FAA”) and shall survive termination of the partnership relationship established by the Agreement. These procedures are for the settlement of Disputes only and are not to be used for disagreements concerning Partnership policy, organization or practice management. Nothing contained in this Section 11.1 is intended to expand any substantive rights any Party may have under other Sections of this Agreement, and any action of the Partnership taken by a General Partner Majority Vote or by a vote of the Enterprise Leadership Team or by the action of the Managing Partner, when taken in accordance with the terms of this Agreement, shall be final, binding and conclusive as so provided in this Agreement. The Parties intend that the foregoing provisions shall encompass any other statutory and common law rights, obligations or duties, whether or not specifically referred to herein, of a similar or dissimilar nature, which are or may be granted to any Party hereto, by the laws of any state or country in which any Party resides or engages in the business of the Partnership.

B.
The Parties mutually agree, in an effort to streamline potential litigation and reduce their costs, that any Dispute shall be resolved by arbitration without resort to litigation in court.

Arbitration proceedings shall be conducted before the American Arbitration Association (AAA) under its rules (either the Commercial Arbitration Rules or the Employment Arbitration Rules, as determined by the nature of the Dispute to be mutually agreed upon by the Parties or decided by the arbitrator), located on AAA’s website (www.adr.org). However, if there is a conflict between AAA rules and this Agreement, this Agreement shall govern. The arbitrator shall have the sole authority and competence to resolve any disputes about the formation, existence, enforceability, validity, or arbitrability of this arbitration agreement, except as set forth in Section 11.2 below. Judicial review will be governed by the FAA.

THE PARTIES HEREBY FOREVER WAIVE AND GIVE UP THE RIGHT TO HAVE A COURT OR A JURY DECIDE ANY DISPUTE.

Excluded from this arbitration agreement are the following (“Excluded Claims”): (i) claims by or against Edward D. Jones & Co., L.P. (the broker-dealer) that are both required and eligible to be arbitrated under the FINRA Code of Arbitration Procedure for Industry Disputes then in effect (FINRA’s rules may be located on FINRA’s website (www.finra.org)), provided, however, that if a Dispute includes any claim by or against a General Partner, the Dispute shall be subject to arbitration exclusively before AAA pursuant to this Article; (ii) for Partners or former Partners in California, claims for public injunctive relief under California law (i.e., claims that benefit citizens as a whole, not just the associate or a group of associates), provided, that a court of competent jurisdiction, not an arbitrator, will decide whether a claim is a claim for public injunctive relief; (iii) claims that may not be subject to a pre-dispute arbitration agreement under the Ending Forced Arbitration of Sexual Assault and Sexual Harassment Act (unless the Partner or former Partner elects to pursue such claims in arbitration pursuant to this Article); (iv) claims for workers’ compensation or unemployment compensation benefits, but not retaliation claims arising out of or relating to claims for workers’ compensation or unemployment compensation benefits; (v) claims under the National Labor Relations Act, as amended within the exclusive jurisdiction of the National Labor Relations Board; (vi) applications or requests seeking temporary and/or preliminary injunctive relief in aid of arbitration or for the maintenance of the status quo pending arbitration, with the merits of any Dispute to be heard in arbitration; (vii) representative “non-individual” California Private Attorneys General Act, Labor Code § 2698 et seq. (“PAGA”) claims to the extent they cannot be waived under applicable law, brought by the Partner or former Partner for alleged California Labor Code violations that individuals other than the Partner or former Partner have suffered; and (viii) any claim that is expressly prohibited from arbitration under federal law.

Nothing in this Article shall prohibit a Partner or former Partner from filing a charge, complaint, or claim, or participating in an investigation, with a federal, state, or local administrative agency, including the U.S. Equal Employment Opportunity Commission, the National Labor Relations Board, the U.S. Department of Labor, the Occupational Safety and

Health Commission. Notwithstanding the foregoing, any charge, complaint or claim involving a Dispute that is not finally resolved by the administrative agency, and any appeal or proceeding that commences in an agency and later is appealed to or brought in state or federal court, shall be subject to arbitration and submitted to arbitration. If any Excluded Claim is combined with a Dispute, the Partner or former Partner and the Partnership agree to sever the Excluded Claim(s) from any case they bring and pursue the Excluded Claim(s) in a case separate from the Dispute, which will be arbitrated to the maximum extent permitted by the FAA. If the Dispute involves any claim by or against a General Partner, the Dispute shall be subject to arbitration before AAA pursuant to this Article.

(i)
The Parties agree among themselves that the arbitration proceedings shall be conducted as follows, to the fullest extent permitted by applicable law:
(a)
All proceedings conducted shall be deemed private and confidential and shall not be disclosed to the public by either the arbitrator or the Parties to the arbitration to the maximum extent permitted by law, except as may be necessary in connection with a judicial action to vacate or enforce an award, or unless otherwise required or protected by law or allowed by prior written consent of both parties. This provision shall not prevent either the Partner, former Partner, or Partnership from communicating with witnesses to the extent necessary to assist in arbitrating the proceeding, nor shall this provision prohibit the Partner, former Partner, or Partnership from: (a) engaging in protected concerted activity under the National Labor Relations Act; or (b) communicating with or providing testimony before the Securities and Exchange Commission, FINRA or any other governmental, law enforcement, or regulatory authority, in connection with any concern regarding suspected violations of law.
(b)
The Parties acknowledge that the Partnership’s administrative offices and the books and records (including accounting data) of the Partnership are all located in the St. Louis, Missouri metropolitan area, and, accordingly, the Parties agree, if the Dispute relates to the Partner’s or former Partner’s partnership, to request that the arbitration proceedings and hearings shall be held in the St. Louis, Missouri metropolitan area (unless otherwise agreed by the Parties or decided by the arbitrator). If the Dispute relates to a Partner’s or former Partner’s employment, then the arbitration shall be held in the county of the Partner’s or former Partner’s current or last principal place of employment. If the Dispute relates to both partnership and employment of a Partner or former Partner, the Arbitrator shall decide the location of the proceedings and hearings.
(c)
The arbitrator will be selected as follows: AAA will give each Party a list of nine (9) arbitrators (the arbitrator must be an attorney experienced in commercial or employment law, depending on the nature of the case, and licensed to practice law in the state in which the arbitration is held, or a retired federal judge from any jurisdiction) drawn from its panel of arbitrators. Each Party will have ten (10) calendar days to strike all names on the list it deems unacceptable. If only one common name remains on the lists of all Parties, that individual will be designated as the arbitrator. If more than one common name remains on the lists of all Parties, the Parties will strike names alternately from the list of common names by telephone conference administered by AAA, with the Party to strike first to be determined by a coin toss conducted by AAA, until only one remains. If no common name remains on the lists of all Parties, AAA will furnish an additional list of nine (9) arbitrators from which the Parties will strike alternately by telephone conference administered by AAA, with the Party to strike first to be determined by a coin toss conducted by AAA, until only one name remains. That person will be designated as the arbitrator. If the individual selected cannot serve, AAA will issue another list of nine (9) arbitrators and repeat the alternate striking selection process. If AAA will not administer the arbitration, either Party may apply to a court of competent jurisdiction with authority over the location where the arbitration will be conducted to appoint a neutral arbitrator.
(d)
Either Party may file motions permitted by the Federal Rules of Civil Procedure, including without limitation a motion to dismiss and/or a motion for summary judgment. The arbitrator shall promptly resolve any such motion.
(e)
The award for any Dispute may include the full remedies available to either Party if the Dispute had been filed in a court of competent jurisdiction, except that the arbitrator shall have no authority to make awards beyond that remedy or relief. The arbitrator may award reasonable attorneys’ fees and expenses only if permitted by the applicable statute, law, or contract. In the absence of such an express requirement, the arbitrator shall not have the authority to award attorneys’ fees and expenses to either the Partner, former Partner, or Partnership. The arbitrator shall not have authority to consider any claim that has not been administratively exhausted as required by statute, that is barred by an applicable statute of limitations, or that is otherwise raised in an untimely fashion as provided by applicable law. Any award shall be final and binding on all Parties and may be entered as a judgment, under seal, and enforced in the appropriate jurisdiction.
(f)
The arbitrator will issue a final and binding award by written opinion within thirty (30) days from the date the arbitration hearing concludes or the post hearing briefs (if requested) are received, whichever is later. The award shall be subject to review on the grounds set forth in the FAA. The opinion will be in writing and include the factual and legal basis for the award. Judgment on the award issued by the arbitrator may be entered in any court of competent jurisdiction.
(g)
The arbitrator shall follow and apply the substantive law, and be subject to the same rules of evidence and burdens of proof, that would have governed the Dispute had it been heard in court. The arbitrator shall not enlarge, add to, subtract from, disregard, or otherwise alter the Parties’ rights under the appliable law. In reaching a decision, the arbitrator shall be bound by the law and shall have no power to vary from said law.

(ii) The cost of the arbitrator and other incidental costs of arbitration that would not be incurred in litigation in court shall be borne by the Partnership. The Parties otherwise shall each bear their own costs and attorneys’ fees in any arbitration proceeding, provided, however, that the arbitrator shall have the authority to require either Party to pay the costs and attorneys’ fees of the other Party to the extent permitted under applicable federal or state law, contract between the Parties, or other applicable rules, as part of any remedy that may be ordered.

11.2
Individual Arbitration, Waiver of Class and Collective Claims, and Representative Actions.
A.
To the maximum extent permitted by law, Disputes must be brought in arbitration in an individual capacity only for injuries or violations directly experienced or suffered by the Party bringing the claim, and must be adjudicated on an individual basis. The arbitrator is prohibited from: (i) consolidating or joining the claims of multiple claimants into one proceeding; (ii) fashioning a proceeding as a class, collective, joint, hybrid or group action involving claims of or legal violations suffered by multiple claimants; or (iii) awarding relief to, on behalf of, or based on the claims of or legal violations suffered by multiple claimants or individuals on a class, collective, or non-individual basis (subparts (i) through (iii) are referred to collectively as “Class Action”). The Parties waive any right to begin, become a party to, participate in, or otherwise proceed in a Class Action as to any Dispute, whether in arbitration, in court, or in any other forum. Each Party agrees that any dispute with any other Party will be resolved pursuant to the arbitration procedures set forth in this Article Eleven.
B.
Moreover, the Parties intend for this requirement of individual arbitration to extend to the fullest extent possible to claims brought pursuant to PAGA and any similar state statute. To the maximum extent permitted by law, if a claim is pursued under PAGA or similar statute, it must be pursued individually in arbitration. The arbitrator may not allow a non-individual PAGA claim (i.e., any PAGA claim by a Party to the arbitration for penalties associated with violations and/or injuries that the associate did not directly experience themselves) or similar claim.
C.
Notwithstanding any other provision of this Article Eleven, each Party agrees that any dispute concerning the scope or enforceability of this Section 11.2 shall be decided by a court of competent jurisdiction and not the arbitrator. If a court determines any portion of this Section 11.2 is unenforceable, invalid, unconscionable, void or voidable, and, if applicable, such ruling is upheld on appeal, the portion ruled unenforceable shall be modified or severed to the narrowest extent possible, but under no circumstances will the arbitrator be permitted to hear a PAGA or similar claim or Class Action claim on a non-individual basis. In such case, the PAGA action must be litigated in a civil court of competent jurisdiction but the portion of this Section 11.2 that is enforceable shall be enforced in arbitration.
11.3
Statute of Limitations.

The commencement of arbitration hereunder must occur within the statute of limitations applicable to the claims asserted in the Dispute.

11.4
Other Agreements.

Notwithstanding anything to the contrary contained in any other document or agreement requiring dispute resolution, including, but not limited to, Form U-4, signed by any Party, the Parties agree that if the matter in controversy is, in whole or in part, a Dispute, then the provisions of this Article Eleven shall control such arbitration. This Article shall survive the termination of a Partner or former Partner’s employment, alleged employment or partnership with the Partnership or any of its Affiliates. Notwithstanding the foregoing, in the event this Article is found to be void, voidable, or otherwise unenforceable in full, or a Dispute is found not to be subject to this Article, any prior agreement between a Partner or former Partner and the Partnership regarding the subject matter of dispute resolution shall remain in full force and effect.

11.5
Severability.

If any part or provision of this Article is found to be void, voidable, or otherwise unenforceable, that part or provision shall be severed and such a finding will not affect the validity of the remainder of this Article, and all other parts and provisions will remain in full force and effect. If a court of competent jurisdiction determines that a particular provision set forth herein is invalid, unenforceable, or void under the applicable law in a particular jurisdiction, such provision will not be enforced in that jurisdiction but shall remain effective in all other jurisdictions.

ARTICLE TWELVE GENERAL PROVISIONS

12.1
Appointment of Attorneys-in-Fact.
A.
Each Partner, by the execution hereof, hereby irrevocably constitutes and appoints the Managing Partner as such Partner’s true and lawful attorney-in-fact, with full power and authority in such Partner’s name, place and stead, to execute or acknowledge (on behalf of such Partner and/or the Partnership) under oath, deliver, file and record at the appropriate public offices such documents as may be necessary or appropriate to carry out the provisions of this Agreement including:
(i)
All certificates and other instruments (including this Agreement or any certificate of limited partnership or certificate of limited liability partnership and any amendment thereof) which the Managing Partner deems appropriate to qualify or continue the Partnership as a registered limited liability limited partnership under the Missouri Limited Partnership Act and the Missouri Partnership Act (or a partnership in which the Partners will have limited liability comparable to that provided by the Missouri Limited Partnership Act and the Missouri Partnership Act) or under the laws of any other jurisdiction in which the Partnership may conduct business;
(ii)
All amendments to this Agreement (subject to Section 12.12 hereof) or any certificate of limited partnership or any certificate of limited liability partnership which are required to be filed or which the Managing Partner deems to be advisable to file;
(iii)
All instruments which the Managing Partner deems appropriate to reflect a change or modification of the Partnership in accordance with the terms of this Agreement;
(iv)
Subject to Section 2.4 of this Agreement, all conveyances and other instruments which the Managing Partner deems appropriate to reflect the dissolution and termination of the Partnership; and
(v)
All other instruments, documents or contracts (including, without limiting the foregoing, any deed, lease, mortgage, note, bill of sale, contract, trust agreement,

guarantee, partnership agreement, indenture, underwriting agreement or any instrument or documentation which may be required to be filed (or which the Managing Partner deems advisable to file) by the Partnership under the laws of any state or by any governmental agency) requisite to carrying out the intent and purpose of this Agreement and the business of the Partnership and its Affiliates.
B.
The appointment of the Managing Partner by each Partner as the true and lawful attorney-in-fact of such Partner, as the case may be, shall be deemed to be a power coupled with an interest in recognition of the fact that each of the Partners under this Agreement will be relying upon the power of the Managing Partner to act as contemplated by this Agreement in any filing and other action by the Managing Partner on behalf of the Partnership. The foregoing power of attorney shall survive the death, disability or incompetency of a Partner or the assignment by any Partner of the whole or any part of such Partner’s interest hereunder.
12.2
Word Meanings.

The words such as “herein”, “hereinafter”, “hereof”, and “hereunder” refer to this Agreement as a whole and not merely to a subdivision in which such words appear unless the context otherwise requires. The singular shall include the plural and the masculine gender shall include the feminine and neuter, and vice versa, unless the context otherwise requires.

12.3
Binding Provisions.

The covenants and agreements contained herein shall be binding upon, and inure to the benefit of the heirs, executors, administrators, successors and assigns of the respective parties hereto.

12.4
Applicable Law.

This Agreement shall be construed and enforced in accordance with the laws of the State of Missouri.

12.5
Counterparts.

This Agreement may be executed in several counterparts, all of which together shall constitute one agreement binding on all parties hereto, notwithstanding that all the parties have not signed the same counterpart, except that no counterpart shall be binding unless signed by the Managing Partner.

12.6
Entire Agreement.

This Agreement contains the entire agreement between the parties and supersedes all prior writings or representations.

12.7
Separability of Provisions.

Each provision of this Agreement shall be considered separable and if for any reason any provision or provisions hereby are determined to be invalid or unenforceable such validity or unenforceability shall not impair the operation of or affect any other portion of this Agreement and this Agreement shall be construed in all respects as if such invalid or unenforceable provision was omitted.

12.8
Representations.

Each Person who becomes a Class A Limited Partner, Class B Limited Partner or a Subordinated Limited Partner hereunder does hereby represent and warrant by the signing of a counterpart of this Agreement or an amendment to this Agreement that the Partnership interest acquired by such Partner was acquired for such Partner’s own account, for investment only, not for the interest of any other Person and not for resale to other Persons or for further distribution. The Managing Partner has not made and hereby makes no warranties or representations other than those specifically set forth in this Agreement.

12.9
Section Titles.

Paragraph titles are for descriptive purposes only and shall not control or alter the meaning of this Agreement as set forth in the text.

12.10
Partition.

The Partners agree that the Partnership’s assets are not and will not be suitable for partition. Accordingly, each of the Partners hereby irrevocably waives any and all right such Partner may have to maintain any action for partition of any of the Partnership’s assets.

12.11
No Third-Party Beneficiaries.

This Agreement is made solely and specifically for the benefit of the Partners and their respective successors and permitted assigns, and no other Person whatsoever shall have any rights, interests or claims hereunder or be entitled to any benefits hereunder or on account of this Agreement as a third-party beneficiary or otherwise.

12.12
Amendments.

In addition to the amendments otherwise authorized herein, this Agreement may be amended, from time to time, without the consent or approval of (and without prior notice to) any Partner, either (i) by the Managing Partner upon the affirmative vote of a majority of the Enterprise Leadership Team, or (ii) by a General Partner Majority Vote. In particular, but without limiting the foregoing, the interests of the Partners in the Net Income or the Proceeds of Liquidation of the Partnership or in any other allocation or distribution to be received by them from the Partnership pursuant to Article Eight hereof or otherwise may be reduced or increased or otherwise modified or amended in accordance with this Section 12.12 without the consent or approval of (and without prior notice to) any Partner.

12.13
Revocable Trusts.

Notwithstanding anything to the contrary herein contained, it is recognized that certain of the Partners, other than Service Partners (in such capacity), are not individuals but are revocable trusts (“Trusts”), the grantors of which (“Grantors”), except for the transfer of their partnership interests to (or the designation of) such Trusts created by them, would be the Partners.

Thus, when used herein the phrases “General Partner”, “Class A Limited Partner”, “Class B Limited Partner”, “Subordinated Limited Partner”, “Profits Interest Holder” or “Partner” shall be deemed, when the context hereof so requires (such as, without limiting the generality of the foregoing, death, disability or withdrawal of a Partner, grossly negligent conduct of a General Partner, a General Partner receiving a guaranteed payment for services rendered, General Partner required submission of tax returns) to be a reference to the Grantor of such Trust. In addition, to the extent that any General Partner has obligations or liabilities imposed upon such General Partner pursuant to this Agreement, then, if such General Partner is a Trust, such General Partner, by such General Partner’s signature hereto (and the Grantor of such Trust by such Grantor’s signature hereto), hereby agrees that said obligations and liabilities are also obligations and liabilities of such Grantor. For the avoidance of doubt, no Trust may hold a Service Partner Interest.

12.14
Cooperation.

As a condition to accepting and holding an interest in the Partnership, each Partner agrees to cooperate with the Partnership and its Affiliates in connection with any actual or potential arbitration, legal proceeding, audit or investigation (including any tax audit) relating to the Partnership, its Affiliates or any of their clients the subject of which such Partner has knowledge as a result of its affiliation with the Partnership and its Affiliates. Such cooperation includes meeting with attorneys of the Partnership and its Affiliates, attending depositions, arbitrations and court proceedings, and providing truthful testimony.

IN WITNESS WHEREOF, the undersigned has executed this Twenty-Third Amended and Restated Agreement of Registered Limited Liability Limited Partnership effective as of the day and year first written above.

ARTICLE ELEVEN OF THIS AGREEMENT CONTAINS A BINDING ARBITRATION PROVISION WHICH MAY BE ENFORCED
BY THE PARTNERSHIP AND THE PARTNERS

GENERAL PARTNER:

/s/ Penny Pennington

Penny Pennington
Managing Partner
The Jones Financial Companies, L.L.L.P.

GENERAL PARTNERS AS SHOWN IN
THE BOOKS AND RECORDS OF THE
PARTNERSHIP*

CLASS A LIMITED PARTNERS AS SHOWN IN THE
BOOKS AND RECORDS OF THE PARTNERSHIP*

SUBORDINATED LIMITED PARTNERS
AS SHOWN IN THE BOOKS AND RECORDS OF THE PARTNERSHIP*

PROFITS INTEREST HOLDERS
AS SHOWN IN THE BOOKS AND RECORDS OF THE PARTNERSHIP*

SERVICE PARTNERS
AS SHOWN IN THE BOOKS AND RECORDS OF THE PARTNERSHIP*

*By: /s/ Penny Pennington

Penny Pennington

Attorney-In-Fact